Personal Trading Policy and Code of Conduct

Category: Code of Ethics/Personal Trading

Policy Statement

This policy outlines the process where an employee of Mellon intends to engage in trading in a personal account and/or a beneficially owned personal account. Mellon has adopted The Bank of New York Mellon Corporation Personal Securities Trading Policy and Code of Conduct (collectively, the “Code”) and the CFA Asset Manager Code of Professional Conduct. The Code and CFA Asset Manager Code of Professional Conduct are referenced as Exhibit A & B respectively.
Definitions

Investment Employee: An employee who, in the normal conduct of his/her job responsibilities, has access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public.

Access Decision Maker (ADM) Employee: Generally, employees are considered to be ADM Employees if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts.

Micro-Cap Access Decision Maker (MCADM) Employee: A subset of ADM Employees who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a small market capitalization. The market capitalization threshold used when determining if an ADM Employee is considered a MCADM Employee is a market capitalization equal to or less than $250 million (for all other countries, the local currency’s USD equivalent is used).

Personal Trading Activity: Trading in investments or securities for the benefit of oneself or an immediate family member. This includes brokerage or investment accounts for which the employee is named as holder, has a beneficial interest or control and any in which the employee shares an ownership interest with persons who are not covered under this Policy or has the power, directly or indirectly, to effect transactions in the account. This may be a formal power, e.g., through a power of attorney or a fiduciary relationship such as trustee or custodian, or an informal arrangement, including the accounts of minor children and other financial dependents and, only when required by local regulation, the accounts of spouses and domestic partners.

Policy
The Personal Trading Policy applies to all Mellon employees (each, an “Employee”) and any of their beneficially owned personal accounts.

I.New Employees

a)Upon commencement of employment at Mellon, each new Employee must acknowledge in writing, that they will comply with the Code. All Mellon Employees are classified as an Investment Employee (“IE”), and portfolio managers and research analysts will receive an additional classification as either an Access Decision Maker (“ADM”) or Microcap Access Decision Maker (“MCADM”). A Mellon Compliance Officer will also periodically review the status of and reclassify Employees whose responsibilities may have changed.

b)     member of Compliance will review the policy requirements with all newly hired Employees, either in a group setting or individually. Periodically, or upon request, Compliance may offer additional review sessions.

c)     Compliance will contact all newly hired temporary employees, contractors and consultants (“Contractors”) to have them certify their compliance with the Code of Ethics and determine whether or not the Contractor will be required to pre-clear and/or report personal security holdings.

d)     Within 10 calendar days of employment, Employees are required to submit to The Bank of New York Mellon Corporation Ethics Office (“Ethics Office”) a copy of their beneficially owned accounts and reportable holdings in those accounts via the automated Personal Trading Assistant (“PTA”), a web based third party application. Although the Ethics Office will request duplicate statements and confirms from Employees’ brokers, Employees are ultimately responsible for ensuring that their broker(s) send the duplicate confirms and statements to the Ethics Office. All Mellon employees are required to maintain all beneficially owned accounts with an approved broker.

e)     Employee non-discretionary/managed accounts do not have to be disclosed in PTA. However, employees with non-discretionary/managed accounts must notify Mellon Compliance of the account(s), complete a Managed Account Request Form prior to opening such an account(s), complete an annual certification for the account(s) and provide quarterly statements on the account(s) as requested.

II. Pre-clearance Process

a)Employees who wish to place a personal securities transaction for a reportable security, as defined in the Code (collectively, a “Transaction”) must first request and receive approval to do so by accessing the PTA and completing and submitting a Pre-Trade Authorization Form (“PTAF”). Employees must receive notice that the preclearance request was approved prior to placing a security trade. Approved Transactions must be executed no later than the end of the next business day.

b)Requests will be denied for Transactions for which trades are pending in the same security in a client account and for at least two business days after trades were executed in the same security in a client account, subject to certain deminimis exceptions as more fully explained in the Code. Moreover, Portfolio Managers are prohibited from trading in a security for seven days before and after trades in that security are executed in client accounts he or she manages.

Requests will also be denied for the following types of Transactions or any other Transactions prohibited in the Code but not listed here:

1.IPO’s (subject to certain exceptions outlined in the Code);
2.Securities on Mellon's restricted list (subject to certain deminimis exceptions outlined in the Code);
3.Short sales of Bank of New York Mellon securities;
4.Option transactions involving Bank of New York Mellon securities;
5.Sales of Bank of New York Mellon securities within 60 days of purchase (except in extreme hardship cases); or
6.Purchases of Bank of New York Mellon securities on margin.

III. Backup Manual Pre-clearance Process

If the PTA is, or will be, inoperable for an extended period of time the Compliance Officer may allow Employees to pre-clear their Transactions through a manual process facilitated by the Mellon Compliance Department. All such pre- clearance requests must be made using the Mellon Manual Pre-clearance Request Form (“Form”).

Upon receipt of a completed Form, the Compliance Officer (or a designee) shall review the request using the Mellon order management system and any restricted lists. The Compliance Officer (or a designee) will provide the Employee with notice, in writing, of the determination of the request. Copies of all Forms will be forwarded to the Ethics Office to ensure all executed trades were approved and compliance with the short term profit rule.

IV. Transaction Review Process

The Ethics Office compares pre-clearance requests to the duplicate confirms received from Employees brokers. The Ethics Office conducts the comparison to ensure all Transactions were approved and in compliance with the 60 day short term profit rule on opposite transactions in the same security. Any exceptions are reported to the Compliance Officer and CCO.

V. Quarterly Transaction Review Process

a.Each Employee is required to file within 30 days of quarter end, via the PTA, a Personal Quarterly Transaction Report (QTR). A QTR must be filed for any full or partial quarter in which the Employee was employed at Mellon. In addition, each Employee who is also an ADM is required to file an ADM Quarterly Transaction Report which includes, among other things, additional information regarding any Transactions that may conflict with trades in their client’s accounts.

b.All Transactions listed on Employee QTRs will be reviewed in an effort to assist Compliance personnel in ensuring that personal trading is being conducted in compliance with the Code. More specifically, the purpose of the review is to assist Compliance personnel in monitoring personal trading for “front running” “7- Day Blackout violations (as a backup to the PTA system) and assist in identifying patterns of trading by Employee(s) that may lead to further review or require ongoing detailed monitoring.

c.The Compliance Officer, acting together with the Ethics Office and senior Mellon management, will take all necessary and appropriate actions for any detected Code violations.

VI. Private Placement Review

Private Placements require the pre-approval of the Employee’s Manager, Mellon’s product line CIO, the Mellon Compliance Department and the Bank of New York Mellon Investment Ethics Council

Any Employee who seeks to invest in a private placement must complete the Placement Form (“PP Form”) and submit the completed PP Form to a Compliance Officer. Decisions relative to such investments are based on the specific facts and circumstances. The Compliance Officer will provide the completed PP Form to the Employee’s manager and to Mellon’s CEO for review of the proposed Employee transaction. Upon approval by the employee’s manager and Mellon’s CEO, the Compliance Officer will forward the PP Form to the Ethics Office for final review by the Bank of New York Mellon Investment Ethics Council. Please see the Employee Investments in Mellon Advised Hedge Funds Policy for additional steps that are required when requesting to invest in a Mellon advised hedge fund.

VII. Volcker Covered Funds

Employees are prohibited from acquiring any initial or subsequent investment in a Volcker Covered Fund unless they obtain prior written approval from the Ethics Office, Compliance Officer and product line CIO.

VIII. Sanctions

Employees who are not in compliance with this policy may be subject to sanctions. These sanctions may include, but are not limited to, disgorgement of any profit or any other financial sanction, a warning, probation, suspension or termination of employment.

Reference
◦Section 204A of the Investment Advisers Act of 1940
◦Investment Advisers Act Rules 204-2(a)(12) and (13)
◦Investment Company Act Rule 17j-1
◦BNY Mellon’s Personal Securities Trading Policy
◦BNY Mellon’s Code of Conduct

Policy Content Owners
Compliance Department

Revision History
February 2018 (Original) October 2018

Exhibit A

Refer to the attached:

BNY Mellon Personal Securities Trading Policy BNY Mellon Code of Conduct

Exhibit B

CFA Asset Manager Code of Professional Conduct

The most recent version of the CFA Asset Manager Code of Professional Conduct can be obtained through the below referenced link:

https://www.cfainstitute.org/ethics/codes/assetmanager/Pages/index.aspx

Personal Securities Trading Policy

Compliance

I-A-045
Date of Last Full Review: January 15, 2019 Posting Date: January 15, 2019 Applicable to: All BNY Mellon employees

I-A-045: Personal Securities Trading Policy

Table of Contents

A.Introduction/Purpose    1
B.Applicability and Scope    1
C.General Requirements for all Employees    1
1.Avoidance of Conflicts of Interest    1
2.Prohibition of Insider Trading MNPI (Trading while in possession of MNPI)    1
3.Prohibition of Market Manipulation    2
4.Trading in BNY Mellon Securities    2
5.Trading in Non-Company Securities    3
6.Spread Betting    3
7.FX Derivatives    3
8.Short Selling    3
9.Initial Public Offerings    3
10.Private Placements    3
11.Volcker Covered Funds    4
D.Requirement to Classify Employees    4
E.General Requirements for all Monitored Employees    6
1.Monitored Personal Trading Activity    6
F.PTA Reporting    6
1.Initial Reporting    6
2.Annual reporting    6
3.Updating PTA    7
4.Approved Broker-Dealers    7
5.Account Statements and Trade Confirmations    7
G.Classification-Specific Requirements    8
H.Compliance with this Policy    8
1.Reporting Violations    8
2.Issuing / Receiving Violations    8
3.Policy Administration    8
I.Roles and Responsibilities    9
1.Ethics Office    9
2.Business Management    10
3.Function-Level Compliance Unit    10

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I-A-045: Personal Securities Trading Policy

4.Legal Department    11
5.Technology Department    11
J.Questions    11
K.Ownership    11
L.Related Policies    11
M.Revision History    11
Appendix A: Requirements for ADM Employees    13
A.Proprietary Funds    13
B.PTA Reporting    13
C.Preclearing Trades in PTA    13
1.De Minimis Transactions    13
2.Proprietary Fund Transactions in the Company’s 401(k) plan    14
D.Profit Disgorgement on Short-Term Trading    14
E.Initial Public Offerings    15
F.Private Placements    15
1.Approval Considerations    15
2.Approval to Continue to Hold Existing Investments    15
G.Additional Reporting Requirements for ADM Employees    15
1.Contemporaneous Disclosure    15
H.Restrictions for ADM Employees    16
I.Additional Requirements for Micro-Cap ADM (MCADM) Employees ONLY    17
1.Transactions and Holdings in Micro-Cap Securities    17
2.Requirement for Newly Designated MCADM Employees    17
Appendix B: Additional Requirements for Investment Employees    18
A.Proprietary Funds    18
B.PTA Reporting    18
C.Preclearing Trades in PTA    18
1.De Minimis Transactions    18
2.Proprietary Fund Transactions in the Company’s 401(k) plan (U.S. based employees)19
D.Profit Disgorgement on Short-Term Trading    20
Appendix C: Requirements for Insider Risk, Fund Service, and Fund Officer Employees 21
A.Insider Risk Employees    21
1.Exempt Securities    21
2.Preclearing Trades in PTA    21
B.Fund Officer and Fund Service Employees    21

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1.Company Oversight    21
2.Quarterly Reporting in PTA – For Fund Officer Employees and EMEA based Fund Service Employees Only    21
Appendix D: Requirements for PREG Employees    23
A.Exempt Securities    23
B.Preclearing Trades in PTA    23
C.Trading in Company Securities    23
1.General Restrictions    23
2.Company 401(k) Plan    23
3.Company Employee Stock Options    23
4.Company Employee Stock Purchase Plan (ESPP)    23
5.Blackout Period Trading Implications Profit Disgorgement/Loss Recognition    24
Appendix E: Trade Preclearance Requirements    25
A.General Preclearance Requirements    25
1.Obtain Preclearance Prior to Initiating a Transaction    25
2.Execute Trade within Preclearance Window (Preclearance Expiration)    25
3.Exemptions from the Requirement to Preclear    25
B.Preclearance Rules for Company Stock in Retirement and Benefit Plans    26
1.Company 401(k) Plan    26
2.Company Employee Stock Options    26
3.Company Restricted Stock/Units    27
4.Company Employee Stock Purchase Plan (ESPP)    27
Appendix F: Summary of Select Policy Requirements by Employee Classification    28
Appendix G: Definitions    30

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I-A-045: Personal Securities Trading Policy

A.Introduction/Purpose
As a Global Financial Institution, The Bank of New York Mellon Corporation and its subsidiaries (the “Company”) are subject to certain laws and/or regulations governing the personal trading of securities (as hereinafter defined). In order to ensure that all employees’ personal investments are conducted in compliance with the applicable rules and regulations and are free from conflicts of interest, the Company has established limitations on personal trading. This policy describes the global minimum requirements and restrictions related to personal securities transactions.

B.Applicability and Scope
This policy applies to all employees of the Company, including its subsidiaries and affiliates, when trading in Financial Instruments (collectively referred to as “Securities” under this policy). Where indicated, this policy may also apply to “Indirect Accounts,” as defined under Section E.
An employee is defined as a Director (excluding non-employees), Officer, Agent, Temporary Worker, Contractor, Intern or any other person who works for the Company, regardless of their duration of employment or contract.
“Securities” are defined under Appendix G of this policy and include all Financial Instruments unless these are specifically listed as “Exempt” under Appendix G.
Where business / country-specific requirements are more stringent than those set out within this policy, the business or country-specific rules prevail and, therefore, this policy must be read in conjunction with any business-specific or country-specific Tier II/Tier III policies and procedures.

C.General Requirements for all Employees
The following requirements apply to all employees of the Company. In addition to the below standards of conduct, employees must also comply with any additional requirements, as described in the next section of this policy (See Additional Requirements).

1.Avoidance of Conflicts of Interest
In line with the Employee Code of Conduct, employees must not put their own interests ahead of the Company and its clients. Employees are prohibited from placing transactions in securities if this would (or be perceived to) create a conflict of interest between the employee and clients or the Company. Employees must also not seek to benefit in any way from their access to the Company or client information. You must be mindful of this obligation, use your best efforts to honor it, and report promptly to the Ethics Office and your Compliance Officer any Company employee that fails to meet this obligation. With respect to the potential conflicts of interest that personal securities trading activity or other actions may engender, please also refer to the Company’s Code of Conduct and the policy on Corporate Policy I-A-035, Business Conflicts of Interest.

2.Prohibition of Insider Trading MNPI (Trading while in possession of MNPI)
In carrying out your job responsibilities, you must, at a minimum, comply with all applicable legal requirements and securities laws. As an employee, you may receive information about the Company, its clients or other parties that, for various reasons, must be treated as confidential. With respect to these parties, you are not permitted to divulge to anyone (except as may be permitted by your business and in accordance with approved procedures) proprietary information. You must comply with measures in place to preserve the confidentiality of information. Refer to the Company’s Code of Conduct for additional guidance.

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I-A-045: Personal Securities Trading Policy

Securities and/or Market Abuse laws prohibit the trading (including initiating, amending, or cancelling an order) of securities (see Appendix G) while aware of material nonpublic information (MNPI) regarding the issuer of those securities and/or about the portfolio holdings, transactions or recommendations with respect to fiduciary accounts; this is generically known as “insider trading”.
Employees that possess MNPI must not
•Engage or attempt to engage in Insider Trading on the basis of having MNPI;
•Recommend that another person engages in dealing or induces another person to engage in dealing on the basis of the MNPI; or
•Unlawfully disclose the MNPI (Tipping)
Employees cannot trade in a security if it would be reasonably foreseen that this could be perceived as Insider Trading. Please refer to the Market Abuse Policy (Corporate Policy I- A-040) for more information.
Refer to the Company’s Securities Firewalls Policy (Corporate Policy I-A-046) for guidance in determining when information is material and/or nonpublic and how to handle such information. Examples of potential MNPI include, but are not limited to, proposed mergers or acquisitions, tender offers, significant events such as a security or cyber breach, and receipt of earnings prior to public disclosure. Please refer to Appendix A in the Securities Firewalls Policy for a more comprehensive list of potential MNPI examples.

3. Prohibition of Market Manipulation
In accordance with the Market Abuse Policy, Employees of BNY Mellon must not engage in, or attempt to engage in, Market Manipulation.

4. Trading in BNY Mellon Securities
All employees who trade in Company securities must be aware of their responsibilities to the Company and must be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company’s publicly traded securities, whether owned directly (i.e., in your name) or indirectly (see indirect ownership in Appendix G):
•Short Sales – You are prohibited from engaging in short sales of Company securities.
•Short-Term Trading – You are prohibited from purchasing and selling or from selling and purchasing any Company securities within any 60 calendar day period. In addition to other potential sanctions, you will be required to disgorge any profits on such short-term trades as calculated in accordance with procedures established by the Ethics Office. This included transactions in the BK Stock Fund held within the BNY Mellon 401(k).
•Margin Transactions – You are prohibited from purchasing Company securities on margin; however, you may use Company securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.
•Option Transactions – You are prohibited from engaging in any derivative transaction involving or having its value based upon any securities issued by the Company (or the values thereof), including the buying and writing of over-the- counter and exchange traded options.
•Major Company Events – You are prohibited from transacting in the Company’s securities if you have knowledge of major Company events that have not been publicly announced. This prohibition expires 24 hours after a public announcement is made.

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I-A-045: Personal Securities Trading Policy

5. Trading in Non-Company Securities
You must be sensitive to any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see indirect ownership in Appendix G). You must refer to the Company’s Code of Conduct for employee investment restrictions with parties that do business with the Company. In addition, you are prohibited from front running and scalping.

6. Spread Betting
Taking bets on securities pricing (inclusive of FX spread-betting) to reflect market/currency movement activities is prohibited.

7. FX Derivatives
FX derivative trading is prohibited.

8. Short Selling
All employees should be mindful of short selling prohibitions in the jurisdiction in which the security is listed for trading. In some jurisdictions, short selling of financial stocks is banned.

9. Initial Public Offerings
You are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering (IPO) without the prior approval of the Ethics Office. Approval is only likely to be given when the allocation comes through an employee of the issuer who has a direct family relationship to the BNY Mellon employee or when the issuance is arranged by governments to promote the public ownership of previously state owned assets and where a bank, savings and loan or insurance company converts from a structure owned by policyholders to one owned by investors (demutualization). Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (e.g., FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before submitting an indication of interest to purchase the security.

10. Private Placements
•Acquisition – You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the Ethics Office and your Compliance Officer. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Fund Request Form, which can be found on MySource or can be obtained by sending an email to the PST Private Placements mailbox at pstprivateplacements@bnymellon.com.
•Subsequent Actions – Should you participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account, you are required to disclose your investment to your Compliance Officer. The decision to transact in such securities for an advised account is subject to independent review.
•Divesture of a Private Placement that is an Affiliated Fund of BNY Mellon – Employees who wish to divest are required to obtain pre-approval from the Ethics Office prior to redemption. An Affiliated Fund Redemption Request Form can be found on MySource or may be obtained by sending an email to the PST Private Placements mailbox at pstprivateplacements@bnymellon.com.

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I-A-045: Personal Securities Trading Policy

11. Volcker Covered Funds
•Acquisition – You are prohibited from acquiring any initial or subsequent investment in a Volcker Covered Fund (the list of funds can be found at the Volcker Compliance site on MySource) unless you obtain prior written approval from the Ethics Office and your Compliance Officer. You should be aware that under the Volcker Rule, neither you nor your immediate family, may make such an investment unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Funds Request Form, which can be found on MySource or may be obtained by sending an email to PST Private Placements mailbox at pstprivateplacements@bnymellon.com.
•New Employees – Any new hire who directly or indirectly (through an immediate family member) holds an investment in a Volcker Covered Fund must receive permission to continue to hold that investment. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Funds Request Form, which can be found on MySource or may be obtained by sending an email to the PST Private Placements mailbox at pstprivateplacements@bnymellon.com. If the holding is not permitted under the Volcker Rule, the employee will be required to divest the ownership interest.
Contact your Compliance Officer if you have questions regarding requirements related to the Volcker Rule.

D. Requirement to Classify Employees1
This policy imposes additional requirements and limitations on employees based on the nature of their job activities.
Each Business 2 or Corporate Staff group is responsible for assigning Personal Securities Trading Classifications to their employees in accordance with this Policy and/or their Business Policy/Procedure. In considering whether an individual should be deemed a Monitored Employee, Businesses should consider the following:
•S/he has regular access to MNPI; or
•S/he has access to pending, open orders or pre-trade information (or providing advice to Clients on the purchase or sales of securities); or
•S/he has been designated a Monitored Employee by business/functional-level Compliance and business management using a risk based approach (or perceived conflicts of interest that would require the employee to be monitored); or
•Local law, regulation or contractual obligation requires the person to be subject to enhanced controls/monitoring over their personal securities trading activities.
Businesses should consider the full extent of the employee’s role (i.e., operational role as well as any governance role such as a CEO). If an employee would not receive MNPI in their operational role but, due to their governance responsibilities, they receive regular MNPI, the highest standard of classification should apply.
1    With the exception of Non-Classified Employees, all other classifications are considered to be “Monitored Employees”. Due to the nature of their job activities and in addition to the General Requirements of this policy, Monitored Employees are also subject to the requirements listed in Section E (General Requirements for all Monitored Employees). Non-Classified Employees do not have any additional requirements.
2 Compliance is responsible for classifying employees in Investment Management (Asset Management and Wealth Management) in accordance with their policies and procedures

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I-A-045: Personal Securities Trading Policy

Employees not meeting any of these requirements will be classified as a Non-Classified Employee and their personal trading will not be monitored. Only the requirements as set out under Section C will apply to non-monitored employees.
The classifications are as follows:

Classification Type		Definition
Access Decision Maker (ADM)
Generally, employees are considered to be ADM Employees if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad-based index funds and traders are not typically classified as ADM Employees.

Dreyfus/FINRA Employee		An employee who is subject to regulation resulting from his/her registration with FINRA.
Fund Employee	Officer
An employee who is not in the Asset Management or Wealth Management businesses and, in the normal conduct of his/her job responsibilities, serves as an officer of a fund, is not required to preclear trading activity by a fund, and does not attend board meetings.

Fund Employee	Service	An employee who is not in the Asset Management or Wealth Management businesses and whose normal job responsibilities involve maintaining the books and records of mutual funds and/or managed accounts.
Insider Employee	Risk
A classification of employees that in the normal conduct of their job responsibilities are likely to receive or be perceived to be aware of or receive material nonpublic information concerning the company’s clients. Employees in this classification typically include, but are not limited to, Risk and Legal personnel. All members of the company’s Executive Committee (excluding Pershing Executive Committee Members who are covered by the Pershing trading policy), who are not otherwise classified as Investment Employees, will be classified as Insider Risk Employees.

Investment Employee		An employee who, in the normal conduct of his/her job responsibilities, has access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public. This classification typically includes employees in the Asset Management and Wealth Management businesses, including:

•Certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; Employees of a Company business regulated by certain investment company laws. Examples are:
◦In the U.S., employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Advisers Act.
◦In the U.K., employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001, and regulated by the Financial Conduct Authority.
◦Any member of the Company’s Senior Management who, as
part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about

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I-A-045: Personal Securities Trading Policy

advisory clients’ securities transactions.
Pre-Release Earning Group (PREG) Employee
The Pre-Release Earnings Group consists of all members of the Company’s Executive Committee, their administrative assistants and any individual determined by the Company’s Corporate Finance Department to be a member of the group.

E. General Requirements for all Monitored Employees
In addition to the requirements which apply to all employees as described in Section C of this policy, all Monitored Employees (i.e., all employees excluding Non-Classified Employees) are also subject to the following requirements as well as the specific requirements set out under the appendices for their classification:

1.Monitored Personal Trading Activity
In order to ensure compliance with securities laws and to avoid even the appearance of a conflict of interest, the Ethics Office monitors the personal trading activities of Monitored Employees. Trading is monitored electronically via the Personal Trading Assistant (PTA) System. The Ethics Office will grant Monitored Employees secure access to the PTA so that they can fulfill their PTA reporting requirements as described below.
Employees classified as monitored employees have a duty to report trades in accounts which are directly owned by them or where they have indirect ownership as per the additional requirements set out in this policy. The definition of indirect ownership 3 can be found under Appendix G.

F. PTA Reporting
1.Initial Reporting
Within 10 calendar days of being assigned a classification and informed by the Ethics Office, you must file an Initial Broker Accounts Report and an Initial Holdings Report (excluding Pershing employees) in the PTA. The Initial Broker Accounts Report must contain a listing of all accounts that trade or are capable of trading securities (excluding exempt securities) and that are owned directly by you or of which you have indirect ownership. The Initial Holdings Report must contain a listing of all securities (excluding exempt securities) held in the aforementioned accounts and any securities (excluding exempt securities) held outside of these accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.). Both the Initial Broker Accounts Report and the Initial Holdings Report must be an accurate recording of security accounts and security holdings within the last 45 calendar days after receiving your employee classification.
Note: Monitored Employees are required to report any directly- or indirectly-owned accounts that have the capability of holding securities (excluding exempt securities), regardless of what the accounts are currently holding. For example, if an account contains only exempt securities but has the capability of holding non-exempt securities, the account must be reported.

2.Annual reporting
On an annual basis and within 30 calendar days after the end of the year, Monitored Employees (excluding Pershing employees) are required to file an Annual Holdings Report
3 It is recognized that in some jurisdictions or regulated entities that are outside of the U.S., other regulations may prevail with respect to disclosure of third party accounts. Please refer to your local Personal Securities Trading Policy, if appropriate, to determine if this is applicable and/or speak with your Compliance Officer if you have any questions.

I-A-045: Personal Securities Trading Policy

in the PTA. The Annual Holdings Report must contain a current listing of securities (excluding exempt securities) held in all accounts that trade or are capable of trading securities (excluding exempt securities) and that are owned directly by you or of which you have indirect ownership. The Annual Holdings Report must also contain a current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.). The securities information included in the report must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this annual reporting requirement, Monitored Employees must also certify that they have read, understand, and complied with this policy.

3. Updating PTA
a)New Accounts
Monitored Employees are responsible for adding to the PTA as soon as possible any new brokerage accounts that are opened after the Initial Broker Accounts Report has been submitted. This requirement applies to both accounts that are owned directly by you or of which you have indirect ownership.
b)Gifts and Inheritances
Monitored Employees (excluding Pershing employees) who give or receive a gift of securities (excluding exempt securities) or receive an inheritance that includes securities (excluding exempt securities) must report the activity as an adjustment to holdings in the PTA within 10 calendar days. The report must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). A gift of securities must be one where the donor does not receive anything of monetary value in return.
c)Updating Holdings
You are required to update in the PTA any changes to your securities (excluding exempt securities) holdings that occur as a result of corporate actions, dividend reinvestments, or similar activity. These adjustments must be reported as soon as possible, but no less than annually. Non-U.S.-based Monitored Employees, including Fund Service and Fund Officer Employees, are required to submit to Local Compliance, upon receipt from their broker, trade confirmations or contract notes for trades in non-exempt securities.

4. Approved Broker-Dealers
All U.S.-based Monitored Employees must maintain any directly- or indirectly-owned brokerage accounts at specific broker-dealers that have been approved by the company. Monitored Employees living outside the U.S. are not subject to this requirement. U.S.- based Monitored Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office.

5. Account Statements and Trade Confirmations
U.S.-based Monitored Employees who receive an exception to the approved broker-dealer requirement or who are in the process of moving their account(s) to an approved broker- dealer must instruct their non-approved broker-dealer, trust account manager, or other entity holding their securities to submit duplicate statements and trade confirmations directly to the company. This requirement applies to both direct- and indirectly-owned accounts where applicable and includes any account that has the capability of holding securities (excluding exempt securities) regardless of what the account is currently holding. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), Monitored Employees must comply with the company’s request to confirm transactions and holdings.

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Non-U.S.-based Monitored Employees are required to enter their trade into the PTA System within 10 days of the transaction and provide account statements to their designated Local Compliance Officer. Employees based in Canada should provide their statements to the Ethics Office at securitiestradingpolicyhelp@bnymellon.com. This requirement applies to both direct- and indirectly-owned accounts where applicable and includes any account that has the capability of holding securities (excluding exempt securities) regardless of what the account is currently holding. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), Monitored Employees must comply with the company’s request to confirm transactions and holdings.

G. Classification-Specific Requirements
In addition to the General Requirements of the policy and the preceding Requirements for Monitored Employees, ADM, Investment, Insider Risk, Fund Service, Fund Officer, and PREG Employees must also adhere to the requirements of their assigned classification(s). Employees should refer to Appendices A through E for the specific additional requirements of their assigned classification(s).
Refer to Appendix F for a summary of select policy requirements by employee classification.

H. Compliance with this Policy
Generally, as an employee of the Company, you may be held personally liable for any improper or illegal acts committed during the course of your employment; non-compliance with this policy may be deemed to encompass one of these acts. Accordingly, you must read this policy and comply with the spirit and the strict letter of its provisions. Failure to comply may result in the imposition of serious sanctions, which may include, but are not limited to, the disgorgement of profits, cancellation of trades, selling of positions, and suspension of personal trading privileges, dismissal, and referral to law enforcement or regulatory agencies.
The provisions of the policy have worldwide applicability and cover trading in any part of the world, subject to the provisions of any controlling local law. To the extent any particular portion of the policy is inconsistent with, or in particular less restrictive than such laws, you must consult with the Manager of the Ethics Office.

1.Reporting Violations
To report a known or suspected violation of this policy, immediately contact the Ethics Office or your Compliance Officer. You may also report known or suspected violations anonymously through BNY Mellon’s Ethics Help Line or Ethics Hot Line.

2.Issuing / Receiving Violations
If an employee is found to be in violation of this Policy, they will be issued with a warning or violation memo.

3.Policy Administration
Various departments, business units, teams, and employees within the Company are responsible for managing, overseeing, and/or providing support for the administration of this policy. The specific responsibilities and procedural requirements for these various administrators are described in Section I.

I-A-045: Personal Securities Trading Policy

I.Roles and Responsibilities
1.Ethics Office
The Corporate Ethics Office, led by the Chief Compliance and Ethics Officer (CCEO), must:
▪Develop, interpret and administer the Policy. (Note: Amendments of the policy will be made, or waivers of its terms will be granted, at the discretion of the Manager of the Ethics Office only and with the concurrence of other officers or directors of the Company, where required (e.g., U.S. mutual fund directors). Any waiver or exemption must be evidenced in writing to be official.) Substantive changes to the policy will be approved by the CCEO.
▪Maintain the following records in a readily accessible place, for five years from their creation (unless otherwise noted below):
•A copy of each version of the Policy, including amendments, in existence for any period of time;
•A record of any violation of the Policy and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
•A record of acknowledgement of receipt of the Policy by each person who currently, or at any time in the prior five years, was required to receive a copy pursuant to some law, rule, or regulation;
•All holdings or transaction reports made pursuant to the terms of the Policy (only the past two years in a readily accessible place);
•A list of names and designations of all employees of the company who are designated as “supervised persons” of an SEC Registered Investment Advisor;
•A record of any decision and supporting reasons for approving the acquisition of securities by personnel subject to the Policy in limited offerings.
▪Identify all Compliance Officers who are responsible for reviewing employee reports and other records.
▪Set standards for compliance monitoring and testing of compliance with this Policy.
▪Maintain electronic systems to support personal trading and ensure system enhancements are properly controlled and tested prior to implementation.
▪Provide training during major acquisitions, significant system implementations or modifications.
▪Use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as “personal and confidential.” (The company may be required by law to review, retain, and in some circumstances, disclose such documents. Therefore, such documents must be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.)
▪Determine appropriate sanctions for Policy violations and maintain a record of all such sanctions.
▪Notify the violator and his/her manager of policy violations and the sanctions imposed.

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▪Maintain a list (the “Restricted List”) of companies whose securities employees in their business or firm are restricted from trading for various reasons. Such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. This list must not be distributed outside of the Compliance Office or Ethics Office and its contents are confidential.
▪Calculate and collect proof of employee disgorgement of profits to a recognized charity.
▪Ensure an annual certification of compliance with the Policy is collected.
▪Where agreed upon with a business or sector, oversee collection of reporting requirements including obtaining required securities account statements and trade transaction details, and monitoring to trading to detect violations of Policy.
▪Oversee approvals of investments in initial public offerings, acquisitions of private investments, and withdrawal requests for affiliated hedge/private equity funds.
▪Review account documentation to determine if an employee account can be deemed a non-discretionary (managed) account.

2. Business Management
Management of the Company’s business and corporate staff groups will:
▪Classify employees according to Business Policy seeking guidance from Compliance when required.
▪Maintaining the correct classification for Employees in their business unit and monitoring whether the correct classification is still assigned to employees
▪Provide annual attestation of the classification of the employees according to Business Policy seeking guidance from Compliance when required.
▪Ensure that managers communicate an employee’s classification under this policy and that proper training of the Policy requirements has been provided.
▪In consultation with the function-level compliance unit, construct and provide a list of securities appropriate for Policy restrictions.
▪Enforce compliance with the Policy.
▪Notify the Ethics Office of new trading systems required for employee monitoring.

3. Function-Level Compliance Unit
Compliance units at the Function level, under the supervision of Business Compliance Directors, must:
▪When agreed upon with the Business, classify employees in accordance with the rationale as defined in the local policies and procedures. Investment Management (Asset Management and Wealth Management) Compliance will classify employees according to Policy or procedures.
▪As a result of a second policy violation and at the request of the Ethics Office, provide training and or confirm the employee completed such training on the Policy.
▪Report violations of the Policy to the Ethics Office and to the Board of Directors at the appropriate investment subsidiary, if necessary.

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▪When applicable, ensure data required to perform compliance monitoring (e.g., Restricted Lists, Portfolio Manager Codes, and Designated Approvers) is provided to the Ethics Office.
▪Assist the Ethics Office in overseeing the collection of reporting requirements, including obtaining required securities account statements and trade transaction details and monitoring to trading to detect violations of Policy, unless the Ethics Office is performing those functions for the business.

▪Oversee the timely completion of all required employee reports and certifications.
▪Approve requests for investment that have been delegated by Policy or the Ethics Office to the business.
▪When applicable, provide timely updates to the list of Proprietary Funds (those that are advised, sub-advised or underwritten by the business) to the Ethics Office.

4. Legal Department
The Legal Department has the following responsibilities:
▪Provide legal analysis of new and revised legislation of all jurisdictions regarding personal securities trading laws and regulations.
▪Participate in the review of Policy amendments.

5. Technology Department
The Technology Department has the following responsibilities:
▪Provide support for internally hosted applications to ensure systems function properly, including various files are properly loaded into the system.
▪Develop an alert process to detect any failed or non-received files.
▪Ensure all software updates or hardware installations are adequately tested.

J. Questions
Questions regarding this policy or personal securities trading must be directed to the Securities Trading Policy Help Line by phone at 1-800-963-5191 or by email at securitiestradingpolicyhelp@bnymellon.com. If calling from outside of the United States or Canada, dial the appropriate international access code and then 1-800-963-5191-2.

K. Ownership
The Ethics Office owns this policy.

L. Related Policies
•I-A-010: Code of Conduct
•I-A-035: Business Conflicts of Interest
•I-A-046: Securities Firewall Policy
•I-C-170: Policy on Rule 10b5-1 Plans
•I-A-040: Market Abuse Policy

I-A-045: Personal Securities Trading Policy

M. Revision History
•January 15, 2019 (current; revised to transfer the classification responsibility from Local Compliance to the 1st Line of Business for Investment Services; removed reference to IEC Oversight and Senior Leadership Team Members.
•June 8, 2018 (the document was reviewed and reapproved without changes, pending substantive revisions anticipated for July 2018)
•April 3, 2018 (revised to include existing requirement for pre-approval prior to divesting from an affiliated fund; other minor edits)
•December 22, 2017 (added definition of personal trading activity)

•August 15, 2017 (update to Appendix G, Selected Policy Requirement Fields (Preclear Trades & Preclear Proprietary Funds)
•May 31, 2017 (update to Senior Leadership Team name)
•June 22, 2016 (updates to align with Market Abuse Policy definitions; additions to Related Policies; not otherwise reviewed)
•November 18, 2015 (information classification re-labelled from “internal use only” to “public”)
•November 13, 2015 (updated Appendices D, G and H)
•April 27, 2015 (addition of language related to Volcker Funds)
•December 1, 2014 (reviewed and reformatted)
•November 2013

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Appendix A: Requirements for ADM Employees

In addition to the General Requirements of this policy and the General Requirements for all Monitored Employees, employees who are classified as ADM Employees are also subject to the following requirements:

A.Proprietary Funds
Proprietary Funds are non-exempt securities for ADM Employees. As such, ADM Employees are required to report in the PTA any Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com.

B.PTA Reporting
Quarterly Reporting
In addition to the Initial and Annual Reporting that must be completed by all Monitored Employees, ADM Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, ADM Employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:
•A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;
•A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;
•A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;
•A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).
All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

C.Preclearing Trades in PTA
ADM Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). ADM Employees must preclear trades in Proprietary Funds. Refer to Appendix E for trade preclearance requirements and see below for details regarding de minimis transactions and Proprietary Fund transactions in the Company’s 401(k) plan.

1.De Minimis Transactions
ADM Employees will generally not be given preclearance approval to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the ADM Employee has access to information about pending transactions. In certain circumstances, the Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities. Note: Some ADM Employees who are also Portfolio

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Managers may not be eligible for this de minimis exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

a.Restrictions and Conditions
▪Employee preclearance is required prior to executing the transaction.
▪If the transaction is a 60 day trade, recognized profit disgorgement will be applicable. (Refer to Section D for information about profit disgorgement on short-term trades.)
▪Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.
▪Employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.
b.Transaction Limits
The following transaction limit is available for this de minimis exception: The dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent and/or U.S. share amount.

2. Proprietary Fund Transactions in the Company’s 401(k) plan
ADM Employees are required in most situations to preclear Proprietary Fund trades. However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.
a.Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)
The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement, but are exempt from the general preclearance requirement. Accordingly, you do not need to preclear these movements, but must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.
b.Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and Exchange Traded Funds)
Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

D. Profit Disgorgement on Short-Term Trading
Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes.
Sixty-day transactions in securities that are exempt from preclearance and trades of Proprietary Funds held within the BNY Mellon 401(k) will not be subject to disgorgement. The

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disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

E. Initial Public Offerings
ADM Employees must obtain approval from the Ethics Office and your Compliance Officer prior to acquiring securities through an allocation by the underwriter of an initial public offering.

F. Private Placements
In addition to the General Requirements as defined under Section C, the following requirements apply:

1.Approval Considerations
The Ethics Office will generally not approve private placement requests in which any managed fund or account is authorized to invest within the ADM’s fund complex. Also, it will not approve any investment involving a fund vehicle serviced or sponsored by BNY
Mellon or one of its subsidiaries or affiliates that is a Volcker Covered Fund, unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund, as described under the Volcker Rule. The Ethics Office will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of their position with the company or its affiliates or their relationship to a managed fund or account and whether or not the investment opportunity being offered to the employee could be re-allocated to a client. ADM Employees must comply with requests for information and/or documentation necessary for the Ethics Office to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

2.Approval to Continue to Hold Existing Investments
Within 90 days of being designated an ADM Employee, employees holding private placement securities must request and receive written authorization from the Ethics Office to continue to hold these securities.

G. Additional Reporting Requirements for ADM Employees
ADM Employees have two additional reporting requirements. These requirements are described below. Note: It is an ADM Employee’s responsibility to confirm with their Preclearance Compliance Officer whether he or she is required to comply with the below additional reporting requirements.

1.Contemporaneous Disclosure
Prior to an ADM Employee making or acting upon a portfolio recommendation (e.g., buy, hold, or sell) in a security directly or indirectly owned, written authorization must be obtained. The reason for disclosure is to ensure that management can consider whether the portfolio recommendation or transaction is for the purpose of affecting the value of a personal securities holding. Contemporaneous Disclosure forms can be obtained from the Preclearance Compliance Officer, on MySource, or by emailing the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com. Under no circumstances can an ADM Employee provide portfolio recommendations or place trades based on their potential impact to his/her personal securities holdings, nor can he or she refuse to take such action to avoid submitting a Contemporaneous Disclosure. The ADM Employee’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

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a)Approval
Approval must be obtained from the ADM Employee’s CIO or CEO, or their designee, prior to the first such portfolio recommendation or transaction in a particular security in a calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases/sells in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM Employee seeks to effect a transaction or makes a recommendation in a direction opposite of the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.
b) Exemption to the Contemporaneous Disclosure Requirement
▪ADM Employees who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with this disclosure requirement. This exemption does not apply in the following circumstances:
•If the ADM Employee recommends a security that is not in the clone or model portfolio or recommends a model or clone security in a different percentage than the model or clone amounts.
•If the ADM Employee recommends individual securities to clients, even if the company shares control of the investment process with other parties.
c) Securities Exempt from Reporting
Certain securities are exempt from the requirement to submit a Contemporaneous Disclosure. They are:
▪Exempt securities as defined in Definitions.
▪Holdings of debt securities, which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated, but of comparable quality.
▪Holdings of equity securities of the following:
•In the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher.
•In the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of the £ USD equivalent.
•In Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of the ¥ USD equivalent.
•In Brazil, companies on the IBr-X and other companies with a market capitalization of the R USD equivalent.

H. Restrictions for ADM Employees
7 Day Blackout Period
•Prohibition
It is impermissible for an ADM Employee to buy or sell a security (owned directly or indirectly) within 7 calendar days before and 7 calendar days after their investment company or managed account has effected a transaction in that security. This is known as the “7 Day Blackout Period.”

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•Disgorgement Required
If an ADM Employee initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits recognized from the transaction must be disgorged. The following transactions will not be subject to this disgorgement requirement:
•In the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.
•In all other countries, the greater of the USD equivalent or 100 shares for companies with a USD equivalent market capitalization.

•Exemption
Portfolio Managers who manage broad-based index funds, which replicate exactly, a clone, or model, are exempt from the 7 Day Blackout Period.

I.Additional Requirements for Micro-Cap ADM (MCADM) Employees ONLY
1.Transactions and Holdings in Micro-Cap Securities
In recognition of the potential for price volatility in micro-cap securities, the company requires that approvals be obtained prior to a MCADM Employee placing a trade in their direct and indirectly owned accounts. The market capitalization approval thresholds are listed below. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent.
•Threshold 1
Without the prior written approval of the immediate supervisor and the Chief Investment Officer (CIO), MCADM Employees may not trade the securities of companies with a market capitalization of $100 million or less.
•Threshold 2
Without the prior written approval of the immediate supervisor and the Chief Investment Officer (CIO), MCADM Employees may not trade the securities of companies with a market capitalization that is more than $100 million but less than or equal to $250 million.
•Exemption
Micro-cap securities acquired involuntarily (e.g., inheritance, gift, spin-off, etc.) are exempt from these above restrictions; however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

2.Requirement for Newly Designated MCADM Employees
Newly designated MCADM Employees must obtain the approval of the CIO or Chief Executive Officer and provide a copy of the approval to the Preclearance Compliance Officer to continue holding micro-cap securities with a market capitalization equal to or less than $250 million. For all other countries, use the local currency’s USD equivalent.

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Appendix B: Additional Requirements for Investment Employees

In addition to the General Requirements of this policy and the General Requirements for all Monitored Employees employees who are classified as Investment Employees are also subject to the following requirements:

A.Proprietary Funds
Proprietary Funds are non-exempt securities for Investment Employees. As such, Investment Employees are required to report in the PTA any Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com.

B.PTA Reporting
Quarterly Reporting
In addition to the Initial and Annual Reporting that must be completed by all Monitored Employees, Investment Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, Investment Employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:
•A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;
•A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;
•A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;
•A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).
All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

C.Preclearing Trades in PTA
Investment Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). Investment Employees must preclear trades in Proprietary Funds. Refer to Appendix E for trade preclearance requirements and see below for details regarding de minimis transactions and Proprietary Fund transactions in the company’s 401(k) plan.

1.De Minimis Transactions
Investment Employees will generally not be given preclearance approval to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the Investment Employee has access to information about pending transactions. In certain circumstances, the

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Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities.

a.Restrictions and Conditions
▪Employee preclearance is required prior to executing the transaction.
▪If the transaction is a 60 day trade, recognized profit disgorgement will be applicable.
▪Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.
▪Employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.
b.Transaction Limits
The below transaction limits are available for this de minimis exception. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent and/or U.S. share amount.
▪Transactions up to $50,000 for companies having a market capitalization of
$20 billion or more.
▪The dollar value from transacting in 250 shares or $25,000 (whichever value is greater) for companies having a market capitalization between $5 billion and
$20 billion.
▪The dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies having a market capitalization between $250 million and $5 billion.

2. Proprietary Fund Transactions in the Company’s 401(k) plan (U.S. based employees)
Investment Employees are required in most situations to preclear Proprietary Fund trades. However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.
a.Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)
The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement.
Accordingly, you do not need to preclear these movements, but you must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.
b.Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and Exchange Traded Funds)
Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

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D. Profit Disgorgement on Short-Term Trading
Any profits recognized from purchasing and then selling or selling and then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions.
Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Sixty-day transactions in securities that are exempt from preclearance and trades of Proprietary Funds held within the BNY Mellon 401(k) are not subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

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Appendix C: Requirements for Insider Risk, Fund Service, and Fund Officer Employees

A.Insider Risk Employees
In addition to the General Requirements of this policy and the General Requirements for all Monitored Employees employees who are classified as Insider Risk Employees are also subject to the following requirements:

1.Exempt Securities
In addition to the exempt securities as listed in Appendix G, Proprietary Funds, Exchange Traded Funds, and municipal bonds are also considered to be exempt securities for Insider Risk Employees. In all instances that the term “exempt securities” is used throughout this policy, Insider Risk Employees may also include Proprietary Funds, Exchange Traded Funds, and municipal bonds.

2.Preclearing Trades in PTA
Insider Risk Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). Insider Risk Employees must preclear Exchange Traded Notes (ETNs). Refer to Appendix E for trade preclearance requirements.

B.Fund Officer and Fund Service Employees
In addition to the General Requirements of this policy and the General Requirements for all Monitored Employees (Section E), employees who are classified as Fund Officer and Fund Service Employees are also subject to the following requirements:

1.Company Oversight
While Fund Officer and Fund Service Employees are subject to many of the same requirements as the other employee classifications, Fund Officer and Fund Service Employees are not required to preclear trades, and therefore, are not subject to pre-trade denials of those trades. However, unlike the other employee classifications, Fund Officer and Fund Service Employees are subject to a post-trade back-testing analysis that is designed to accumulate and assess employee trading activity that mirrors company or client trades. Trading activity that mirrors company or client trades may result in a change to the employee’s classification that will require future preclearance approval.

2.Quarterly Reporting in PTA – For Fund Officer Employees and EMEA based Fund Service Employees Only
In addition to the Initial and Annual Reporting that must be completed by all Monitored Employees, Fund Officer Employees and EMEA-based Fund Service Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, these employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:
•A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;
•A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

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•A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;
•A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).
All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

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Appendix D: Requirements for PREG Employees

In addition to the General Requirements of this policy and the General Requirements for all Monitored Employees employees who are classified as PREG Employees are also subject to the following requirements:

A.Exempt Securities
Excluding company securities, all securities are exempt for PREG Employees. In all instances that the term “exempt securities” is used throughout this policy, PREG Employees should note that this includes all securities except company securities. Only company securities are reportable for PREG Employees.

B.Preclearing Trades in PTA
PREG Employees are required to receive preclearance approval in PTA prior to executing trades in company securities only. Refer to Appendix E for trade preclearance requirements.

C.Trading in Company Securities
1.General Restrictions
Every quarter, the Company imposes a restriction on PREG employees. These employees are deemed to have access to inside information with respect to the Company’s financial results and are prohibited from trading in the Company’s securities from 12:01 AM Eastern Standard Time, on the 15th day of the month preceding the end of each calendar quarter through the first trading day after the public announcement of the company’s earnings for that quarter. This period of time is during which PREG employees are prohibited from trading in the Company’s securities is known as the 24-Hour Blackout Period. For example, if earnings are released on Wednesday at 9:30 AM Eastern Standard Time, PREG Employees cannot trade the Company’s securities until Thursday at 9:30 AM Eastern Standard Time. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. Occasionally, the Company may extend the restricted period for some or all PREG Employees.

2.Company 401(k) Plan
•Changes in Your Company Stock Holdings – During quarterly blackout periods, PREG Employees are prohibited from making payroll deduction or investment election changes that would impact their future purchases in company stock. These changes must be made when the blackout period is not in effect.
•Reallocating Balances in Company 401(k) Plan – PREG Employees are prohibited from reallocating balances in their company 401(k) if the reallocating action impacts their holdings in company stock.

3.Company Employee Stock Options
PREG Employees are prohibited from exercising options during the blackout period.

4.Company Employee Stock Purchase Plan (ESPP)
During quarterly blackout periods, PREG employees are prohibited from enrolling in or making payroll deduction changes in the ESPP. These changes must be made when the blackout period is not in effect.

I-A-045: Personal Securities Trading Policy

5. Blackout Period Trading Implications Profit Disgorgement/Loss Recognition
Any trade in BNY Mellon securities made during the 24-Hour Blackout Period must be reversed and any corresponding profit recognized from the reversal is subject to profit disgorgement. The employee will incur any loss resulting from the reversal of a blackout period trade. Profit disgorgement will be in accordance with procedures established by senior management. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transaction(s). Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes and the employee will be responsible for any tax costs associated with the transaction(s).

I-A-045: Personal Securities Trading Policy

Appendix E: Trade Preclearance Requirements

ADM Employees, Investment Employees, Insider Risk Employees, and PREG Employees are required to preclear trades in all securities (excluding exempt securities). All other employees are not subject to the below trade preclearance requirements.

A.General Preclearance Requirements
1.Obtain Preclearance Prior to Initiating a Transaction
In order to trade securities (excluding exempt securities), ADM Employees, Investment Employees, Insider Risk Employees, and PREG Employees are required to submit a preclearance request in the PTA system and receive notice that the preclearance request was approved prior to placing a security trade. Unless expressly exempt (See exemptions below), all securities transactions are covered by this preclearance requirement. Although preclearance approval does not obligate an employee to place a trade, preclearance should not be made for transactions the employee does not intend to make. You may not discuss the response to a preclearance request with anyone (excluding any account co- owners or indirect owners).

Note: Employees required to preclear securities must preclear trades in company securities (BK) and receive approval before executing the trade.

2.Execute Trade within Preclearance Window (Preclearance Expiration)
For ADM and Investment Employees, preclearance authorization will be granted for a two business day window, day one being the day approval is received. For Insider Risk and PREG Employees, preclearance authorization will be valid for a three business day window, day one being the day approval is received.
Note: Preclearance time stamps in PTA are in Eastern Standard Time (EST).
Example
An ADM Employee requests and receives trade preclearance approval on Monday at 3 PM EST. The preclearance authorization is valid until the close of business on Tuesday. An Insider Risk Employee’s window would be one day longer and would therefore be valid until the close of business on Wednesday.
Note of Caution
Employees who place “limit,” “stop-loss,” “good-until-cancelled,” or “standing buy/sell” orders are cautioned that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled. A new preclearance authorization may be requested; however, if the request is denied, the trade order with the broker-dealer must be canceled immediately.

3.Exemptions from the Requirement to Preclear
Preclearance is not required for the following security transactions:
•Exempt securities as defined in the Definitions.
•Non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, crypto-based currency, and financial futures (excluding stock and narrow-based stock index futures).
•ETFs and funds to include proprietary funds that are based on the following indices; the S&P 100, Russell 200, Eurostoxx 50, FTSE 100, Nikkei 225, A50

I-A-045: Personal Securities Trading Policy

ETFs and the CSI 300. The same indices with larger participation (e.g., S&P 500, Russell 1000) would also be exempt. A complete list of exempt ETFs and Proprietary Funds is listed on MySource. Only securities on the published list are exempt from preclearance. Derivative securities based on these indices still require preclearance.
•Involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared.
•Pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer.
•Sells effected pursuant to a bona fide tender offer.
•Pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds.

B. Preclearance Rules for Company Stock in Retirement and Benefit Plans
1.Company 401(k) Plan
a)Changes in Your Company Stock Holdings
Preclearance is not required for changes in your company stock holdings held within the company 401(k) Plan that result from the following:
•Changes in your payroll deduction contribution percentage.
•Changes in investment elections regarding the future purchase of company stock.
b)Reallocating Balances in Company 401(k) Plan
The purchase or sell of company stock resulting from a reallocation does not require preclearance but is considered a purchase or sale of company stock for purposes of the short-term trading prohibition. As a result, a subsequent trade in company stock in the opposite direction of the reallocation occurring within a 60 calendar day period would result in a short-term trading prohibition. Changes to existing investment allocations in the plan or transactions in company stock occurring outside the plan will not be compared to reallocation transactions in the plan for purposes of the 60 day trading prohibition. Profits recognized through short-term trading in company stock in the plan will not generally be required to be disgorged; however, the Legal Department will be consulted to determine the proper disposition of short-term trading prohibitions involving Executive Committee members.
c)Rebalancing Company 401(k) Plan
The purchase or sell of company stock resulting from rebalancing (i.e., the automatic movement of balances to pre-established investment election allocation percentages) is not subject to preclearance and is not considered a purchase or sale of company stock for purposes of the short-term trading prohibition.

2.Company Employee Stock Options
▪Preclearance approval is required prior to the exercise of stock option grants.

I-A-045: Personal Securities Trading Policy

▪Preclearance is not required for the receipt of a stock option grant or the subsequent vesting of the grant.

3. Company Restricted Stock/Units
Preclearance is not required for the following:
▪The receipt of an award of company restricted stock/units.
▪The subsequent vesting of the company stock/unit award; however, you are required to report these shares upon vesting in the PTA system and preclear subsequent sells.
▪The sale (through company-approved procedures) of a portion of the company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding.
Preclearance is required when selling shares after they have vested and are available to the employee.

4. Company Employee Stock Purchase Plan (ESPP)
▪Preclearance is required for the following:
▪The sale of stock from the ESPP Plan. Note: The sale of stock from the Company ESPP will be compared to transactions in company securities outside of the Company ESPP to ensure compliance with the short-term (60 day) trading prohibition.
▪The sale of stock withdrawn previously from the ESPP. Like stock sold directly from the ESPP, sales will be compared to transactions in company securities outside of the ESPP to ensure compliance with the short-term (60 day) trading prohibition.
▪Preclearance is not required for your enrollment in the plan, changes in your contribution to the plan, or shares acquired through the reinvestment of dividends.

I-A-045: Personal Securities Trading Policy

Appendix F: Summary of Select Policy Requirements by Employee Classification

Selected Policy Requirements	ADM	Investment Employees	Insider	Fund Service, Fund Officer, and Dreyfus/FINRA Employees	PREG	Non- Classified Employees
U.S.-based employees – required to use approved broker-dealer	Yes	Yes	Yes	Yes	Yes	No
Initial Accounts and Holdings Reports (filed within 10 days of being classified)	Yes	Yes	Yes	Yes (Pershing – Initial Accounts only)	Yes	No
Annual Certification (filed within 30 days of year- end)	Yes	Yes	Yes	Yes (Excluding Pershing)	Yes	No
Quarterly Certification (filed within 30 days of quarter-end)	Yes	Yes	No	Only applies to Fund Officers and EMEA- based Fund Service Employees	No	No
Preclearance window (in business days, includes day approval granted)	2 days	2 days	3 days	No	3 days	No
Preclear trades in all Non- Exempt Securities;	Yes	Yes	Yes	No	Yes (BNYM stock only)	No
Non-Exempt Security types include but are not limited to:
Proprietary Funds	Yes	Yes	No	No	No	No
Exchange Traded Funds (ETFs)	Yes	Yes	No	No	No	No
Exchange Traded Notes (ETNs)	Yes	Yes	Yes	No	No	No
Municipal bonds	Yes	Yes	No	No	No	No
Corporate Bonds	Yes	Yes	Yes	No	No	No
Closed End Mutual Funds	Yes	Yes	Yes	No	No	No
Open End Non- Proprietary Mutual Funds	No	No	No	No	No	No
Common Stock and Options of Common	Yes	Yes	Yes	No	BNYM	No

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Selected Policy Requirements	ADM	Investment Employees	Insider	Fund Service, Fund Officer, and Dreyfus/FINRA Employees	PREG	Non- Classified Employees
Stock (includes trades in company securities “BK)					stock only
ADR’s	Yes	Yes	Yes	No	No	No
Futures/Currencies	No	No	No	No	No	No
Certificate of Deposit (CD’s)	No	No	No	No	No	No
Subject to 7+ - day blackout period	Yes	No	No	No	No	No
Additional approvals required for personal trades in micro-cap securities	Yes (MCADMs only)	No	No	No	No	No
Short-term trading (60 days) profit disgorgement on all trades	Yes	Yes	No	No	No	No
Short-term trading (60 days) profit disgorgement on BNYM stock	Yes	Yes	Yes	Yes	Yes	Yes
Prohibited from buying BNYM stock on margin, short selling BNYM, and trading in BNYM derivatives (options)	Yes	Yes	Yes	Yes	Yes	Yes
Initial public offerings are prohibited (refer to Policy waiver requirements)	Yes	Yes	Yes	Yes	Yes	Yes
Private Placements/Volcker Covered Funds require Ethics Office pre-approval	Yes	Yes	Yes	Yes	Yes	Yes

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Appendix G: Definitions

Automatic Investment Plan
A program in which regular periodic purchases (withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), and asset allocation accounts.
Direct Family Relationship
For purposes of this policy, an employee’s immediate family as defined by “indirect ownership” in Appendix G.
Exempt Securities/Financial Instruments (Collectively “Securities”) from PTA Reporting
All securities require reporting unless expressly exempt by this policy. The below securities are exempt for all classifications of employees. There may be additional exempt securities based on an employee’s classification. Refer to the applicable Appendix for your classification for any additional security exemptions.
•Cash, cash-like securities (FX and Crypto-based derivatives are not considered cash or cash-like securities while bankers acceptances, bank CDs and time deposits, money market funds, commercial paper, repurchase agreements and crypto-based currency are).
•Cryptocurrencies in non-brokerage exchange accounts (e.g., Coinbase) or in their own personal cryptocurrency wallets.
•Employee investments in their sovereign governments, with the exception of employees located in EMEA jurisdictions. Obligations of other instrumentalities or quasi-government agencies are not exempt.
•High-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality.
•Securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or Exchange Traded Funds (Note: Proprietary Funds and Exchange Traded Funds are considered non-exempt securities for ADM and Investment Employees only).
•Securities in non-company 401(k) plans for U.S.-based employees (e.g., spouse’s plan, previous employer’s plan, etc.).
•Securities in 529 plans, provided they are not invested in Proprietary Funds for U.S.- based employees (Note: Proprietary Funds and Exchange Traded Funds are considered non-exempt securities for ADM and Investment Employees only).
•Fixed annuities.
•Variable annuities that are not invested in Proprietary Fund sub-accounts (Note: Variable annuities that are invested in Proprietary Fund sub-accounts are considered non-exempt securities for ADM and Investment Employees only).
•Securities held in approved non-discretionary (managed) accounts.
•Stock held in a bona fide employee benefit plan of an organization not affiliated with the Company on behalf of an employee of that organization, who is a member of the Company employee’s immediate family. For example, if an employee’s spouse works for an organization unrelated to the Company, the employee is not required to

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report for transactions that his/her spouse makes in the unrelated organization’s company stock so long as they are part of an employee benefit plan. This exemption does not apply to any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this policy.
Front Running
The purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.
Index Fund
An investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained, broad-based index or that is based not on investment discretion but on computer models using prescribed objective criteria to replicate such an independently maintained index.
Indirect Ownership
Generally, you are the indirect owner of securities if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship, or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). Common indirect ownership situations include, but are not limited to:
•Securities held by members of your immediate family by blood, marriage, adoption, or otherwise, who share the same household with you.
•“Immediate family” includes your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters).
•Partnership interests in a general partnership or a general partner in a limited partnership. Passive limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.
•Corporate shareholders who have or share investment control over a corporation’s investment portfolio.
•Trusts in which the parties to the trust have both a pecuniary interest and investment control.
•Derivative securities – You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.
•Securities held in investment clubs.
•Within EMEA and specific to the Investment Services entities which fall outside of the scope of US SEC Investment Advisor regulation other regulation may prevail in respect to disclosure of third party accounts such as MiFID and Market Abuse Regulation. Therefore, for employees in EMEA Investment Services & Markets, the definition of Indirect Ownership is:
“Trades which are effected by or on behalf of the employee when that trade is carried out for the account of any of the following persons
•The employee

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•Any person with whom they have a family relationship, or with whom they have close links;

•A person in respect of who the employee has a direct or indirect material interest in the outcome of the trade, other than obtaining a fee or commission for the execution of the trade”
Employees must consider this requirement and ensure trades which fit under the above definition are reported to avoid violations and breaches of both regulations and Policy.
Initial Public Offering (IPO)
The first offering of a company's securities to the public.
Investment Clubs
Organizations whose members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Prior to participating in an investment club, all employees (excluding Non-Classified Employees) are required to obtain written permission from their Preclearance Compliance Officer. Employees who receive permission to participate in an investment club are subject to the requirements of this policy.
Investment Company
A company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.
Micro-Cap Access Decision Maker (MCADM) Employee
A subset of ADM Employees who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a small market capitalization. The market capitalization threshold used when determining if an ADM Employee is considered a MCADM Employee is a market capitalization equal to or less than $250 million (for all other countries, the local currency’s USD equivalent is used).
Money Market Fund
A mutual fund that invests in short-term debt instruments where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically, of $1 per share).
Non-Discretionary (Managed) Account
An account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. It may be exempted from preclearance and reporting procedures only if the Ethics Office is satisfied that the account is truly non-discretionary (i.e., the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Employees are required to complete an annual certification in PTA regarding managed accounts. In addition, employees are required to provide copies of statements to Compliance when requested.
Non-Self-Directed Accounts
The portion of the Company 401(k) balance invested in Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, Tier 3 - Actively Managed Funds, and/or BNY Mellon stock.
Option
A security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with this policy, an employee who buys/sells an option is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below:

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Call Options
•If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

•If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold (for covered call writing, the sale of an out-of-the-money option is not considered for purposes of the 60 day trading prohibition). Please note that this would not apply to covered calls on BNY Mellon stock as option trades of Company stock are prohibited.
Put Options
•If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
•If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.
•Opening and closing or closing and opening a put position within 60 days of each other for employees classified as Investment Employee and Access Decision Maker will subject the trade to profit disgorgement.
Personal Trading Activity
Trading in investments or securities for the benefit of oneself or immediate family member as is defined by the policy for Indirect Ownership. This includes brokerage or investment accounts for which the employee is named as holder, has a beneficial interest or control and any in which the employee shares an ownership interest with persons who are not covered under this
Policy or has the power, directly or indirectly, to effect transactions in the account. This may be a formal power, e.g., through a power of attorney or a fiduciary relationship such as trustee or custodian, or an informal arrangement, including the accounts of minor children and other financial dependents and, only when required by local regulation, the accounts of spouses and domestic partners.
Preclearance Compliance Officer
A person designated by the Ethics Office to administer, among other things, employees’ preclearance requests for a specific business (for purposes of this policy, the term “Compliance Officer” and “Preclearance Compliance Officer” are used interchangeably).
Pre-Release Earnings Group (PREG)
The Pre-Release Earnings Group consists of any individual determined by the Company’s Corporate Finance Department to be a member of the group or are deemed to have access to MNPI on BK.
Private Placement
An offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain cooperative investments in real estate, co-mingled investment vehicles such as hedge funds, investments in privately-held and family owned businesses and Volcker Covered Funds. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.
Proprietary Fund
An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. The Proprietary Funds listing can be found on MySource on the Compliance and Ethics homepage or it can be obtained by

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sending an email to the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com.
Scalping
The purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by you or the company.

Securities/Financial Instruments (Collectively “Securities”) Transferable Securities and/or Money Market Instruments
Any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, units in collective investment undertakings, collateral trust certificates and certificates of deposit. It also includes security-based derivatives and swaps and many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. Unless expressly exempt, all securities transactions are covered under the provisions of this policy (See exempt securities).
Self-Directed Accounts
An account established as part of the company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of Exchange Traded Funds, Proprietary Funds, and non-Proprietary Funds.
Short Sale
The sale of a security that is not owned by the seller at the time of the trade.
Spread Betting
A type of speculation that involves taking a bet on the price movement of a security. A spread betting company quotes two prices, the bid and offer price (also, called the spread), and investors bet whether the price of the underlying security will be lower than the bid or higher than the offer. The investor does not own the underlying security in spread betting, they simply speculate on the price movement of the stock.
Tender Offer
An offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.
Volcker Covered Fund
Generally, a “Volcker Covered Fund” is a domestic or foreign hedge fund, private equity fund, venture capital fund, commodity pool or alternative investment fund (“AIF”) that is sold in a private, restricted or unregistered offering to investors who must meet certain net worth, income or sophistication standards or is sold to a restricted number of investors.
Generally, the fund is not registered with a securities/commodity regulator and therefore cannot be offered to the general or retail public unless the investor meets some type of qualification to demonstrate the investor does not need the protection of the securities or commodities regulations.
Some examples of funds that generally are not Covered Funds are U.S. registered mutual funds, U.S. registered closed-end funds that are traded on an exchange, U.S. registered ETFs (exchange-traded funds), U.S. registered UITs (unit investment trusts), UCITs (Undertakings for Collective Investment in Transferable Securities, which are primarily sold in the European Union), similarly publicly registered investment pools that are available on a retail basis without investment restrictions, and U.S. bank common and collective funds.

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A complete list of Covered Funds can be found at the Volcker Compliance Site on MySource or refer to the Volcker Covered Funds Policy (Corporate Policy I-A-049).

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Code of
Conduct
DOING WHAT’S RIGHT

TABLE OF CONTENTS

DOING WHAT’S RIGHT // 2
HOW TO REPORT A CONCERN // 3 KEY PRINCIPLES OF OUR CODE // 4
WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT // 5-9
Our values // 5
Purpose of our Code // 6
Who must follow this Code? // 6
Waivers of the Code for executive ofﬁcers // 6 What is expected of employees? // 7 Cooperating with Regulatory Agencies // 8 What is expected of managers // 8
Managing risk as a manager // 8
Responsibility to ask questions and report concerns // 8 What happens when a concern is reported? // 9
Zero tolerance for retaliation // 9 Cooperating with an investigation // 9
Direct Communication with Government and Regulatory Authorities // 10
Communication of Trade Secrets to Government and Regulatory Authorities // 10

RESPECTING OTHERS // 11-15
Mutual respect and professional treatment // 12 Harassment-free environment // 14
Safety and security // 15 Managers’ responsibilities // 15

AVOIDING CONFLICTS // 17-25
Overview // 18
Gifts and entertainment // 19
Outside employment and business dealings // 22
Outside service as a Director, Trustee, Ofﬁcer, Investment Committee Member, Partner or Business Owner of a
for-proﬁt business or a not-for-proﬁt organization // 24 Ownership of an outside business // 25
Fiduciary appointments // 25
Personal investment decisions // 25
Dealing with family and close personal friends // 26 Corporate opportunities // 27

CONDUCTING BUSINESS // 29-33
Fair competition and anti-trust // 30
Anti-corruption and improper payments // 32 Combating ﬁnancial crime and money laundering // 33

WORKING WITH GOVERNMENTS // 35-37
Your obligations // 36 Basic principles // 37

PROTECTING COMPANY ASSETS // 39-46
Financial integrity // 40
Additional standards for senior ﬁnancial professionals // 41
Use of company assets // 41
Protecting client and employee records and observing our privacy principles // 42
Records management // 43
Use of computers, systems and corporate information // 44
Inside or proprietary information // 45

SUPPORTING OUR COMMUNITIES // 48-52
Political activities // 49
Investor and media relations // 50
Charitable contributions and corporate sponsorship // 51 Participating in trade associations, conferences and speaking engagements // 51

ADDITIONAL HELP // 52-53

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource. Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are speciﬁc to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.

DOING WHAT’S RIGHT

AT BNY MELLON, “DOING WHAT’S RIGHT” MEANS
–Contributing to an ethical culture is expected and valued,
–Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards,
–Fostering honest, fair and open communication,
–Demonstrating respect for our clients, communities and one another,
–Being accountable for your own and team actions, and
–Being willing to take a stand to correct or prevent any improper activity or business mistake.

HOW TO DO WHAT’S RIGHT
–Put company values, policies and procedures into action,
–Know the laws and regulations affecting your job duties and follow them,
–Take responsibility for talking to someone if you see a problem, and
–Ask questions if you are unsure of the right thing to do.

WHEN YOU ARE UNCERTAIN, ASK YOURSELF THESE QUESTIONS
–Could the action affect the company’s reputation?
–Would it look bad if reported in the media?
–Am I uncomfortable taking part in this action or knowing about it?
–Is there any question of illegality?
–Will the action be questionable with the passage of time?

If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Ofﬁce before doing anything further. Don’t stop asking until you get the help you need.

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

HOW TO REPORT A CONCERN

Usually, the best place to start is by talking to your manager. If this makes you uncomfortable, then consider the options below.

Ethics Help Line
(Operated by members of the company’s Ethics Ofﬁce)
–United States and Canada: 1-888-635-5662
– Europe: 00-800-710-63562
– Brazil: 0800-891-3813
– Australia: 0011-800-710-63562
–Asia: appropriate international access code
+800-710-63562 (except Japan)
–Japan: appropriate international access code
+800-710-6356
–All other locations: call collect to 412-236-7519
Please note that your phone call can be anonymous.

E-mail: ethics@bnymellon.com (To remain anonymous, please use the telephone help line for reporting your concern.)

Ethics Hot Line
(Operated by EthicsPoint, an independent hot line administrator)
–United States and Canada: 1- 866-294-4696
–Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696

AT&T Direct Access Numbers by Country/Carrier
–United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; INTL 0-800-013-0011
– India: 000-117
– Brazil: 0-800-890-0288
–Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
–Japan: Softbank Telecom 00 663-5111; KDDI 00
539-111
–Australia: Telstra 1-800-881-011; Optus 1-800-551-155
–Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266
–Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001
Web Report: http://www.ethicspoint.com (hosted on EthicsPoint’s secure servers and is not part of the company’s web site or intranet).
Please note that all contacts to EthicsPoint can be anonymous.

Incident Reporting
If your concern involves potential criminal or unusual client activity, you must ﬁle an Incident Report within 72 hours. In the U.S., you can ﬁle an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance ofﬁcer for assistance in following country-speciﬁc guidelines.

Director’s Mailbox
If your concern involves questionable accounting or auditing matters, you may also report your concern to the Presiding Director of the Board (who is independent of management). You can contact the Presiding Director by sending an e-mail to non-management director@bnymellon.com or by postal mail addressed to:
BNY Mellon Corporation
Church Street Station PO Box 2164
New York, New York 10008-2164 USA Attention: Non-Management Director
Please note the postal mail option can be anonymous.

KEY PRINCIPLES OF OUR CODE

RESPECTING OTHERS
We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

AVOIDING CONFLICTS
We make our business decisions free from conﬂicting outside inﬂuences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conﬂict of interest and ensure we identify and mitigate or eliminate any such conﬂict.

CONDUCTING BUSINESS
We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat ﬁnancial corruption and ﬁnancial crime.

WORKING WITH GOVERNMENTS
We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

PROTECTING COMPANY ASSETS
We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain conﬁdentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

SUPPORTING OUR COMMUNITIES
We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large.

WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT

At the foundation of our Code of Conduct are our Values – Client Focus, Integrity, Teamwork and Excellence.
Our values underscore our commitment to be a client- focused, trusted ﬁnancial institution driven by an empowered global team dedicated to outperforming in every market we serve.
OUR VALUES
Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.
–Client Focus: Putting the client at the center of all that we do
–Integrity: Acting with the highest ethical standards for our company, our employees and our clients
–Teamwork: Fostering collaboration and diversity to empower employees to build relationships and deliver insights
–Excellence: Setting the standard for leading-edge solutions, innovation and continuous improvement

WHAT OUR VALUES DO:
–Explain what we stand for and our shared culture
–Span geographies and lines of business
–Represent the promises made to our clients, communities, shareholders and each other
–Are critical to our success

PURPOSE OF OUR CODE
Today’s global marketplace is ﬁlled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest standards of legal and ethical integrity.
The Code of Conduct is the foundation of our commitment to Doing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment, and seek advice when you’re unsure of the proper response to a particular situation.
The Code provides the framework and sets the expectations for business conduct. It clariﬁes our responsibilities to each other, clients, suppliers, government ofﬁcials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage.

WHO MUST FOLLOW THIS CODE?
All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the company must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code.

WAIVERS OF THE CODE FOR EXECUTIVE OFFICERS
Waivers of the Code are not permitted for any executive ofﬁcer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders.
Individuals who are deemed to be “executive ofﬁcers” of BNY Mellon will be notiﬁed as appropriate.

Compliance with the letter and the spirit of our Code of Conduct, laws and regulations, policies and procedures is not optional.

It’s how we do business: it’s the embodiment of Doing What’s Right.

Q & A
Q: I work outside of the U.S. Do
U.S. laws apply to me?

A: BNY Mellon does business all over the world, which means that you may be subject to laws of countries other than the one in which you live. You must follow those laws that apply to your business duties, wherever you work. BNY Mellon is the parent of our operating companies and is incorporated in the U.S., so
U.S. laws may apply to certain business activities even if they are conducted outside of the U.S.

The reverse may also be true other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

WHAT IS EXPECTED OF EMPLOYEES?
You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and procedures, and certain countries may have laws that are unique to a location.
In these situations, you’re expected to follow the more restrictive rules. You’re expected to ask your manager if you have questions about performing your job. If you do not get an adequate response, it’s your duty to keep asking until you get a satisfactory answer. You must question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.
No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals.
Identifying and managing risk is the responsibility of every employee. You’re required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager.
You’re expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to
7the company’s business, the matter will be reported to the appropriate authorities.
You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system which you can learn more about by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help.
You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notiﬁed of any required certiﬁcations.

COOPERATING WITH REGULATORY AGENCIES
All employees are required to cooperate with regulators. Your communications with regulatory personnel are expected to be responsive, complete and transparent. Any commitments you have made in response to exam ﬁndings and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately should situations arise that make it unlikely that you will meet the agreed upon commitments. In addition, your compliance ofﬁcer should be advised of any delays in meeting regulatory commitments.

WHAT IS EXPECTED OF MANAGERS?
Those who manage or supervise others have a special obligation to set an example in Doing What’s Right. Some of the ways you’re expected to demonstrate this leadership include:
–Creating a culture of risk management, compliance and ethics,
–Considering risk in all your decision making,
–Reinforcing with your staff the importance of early identiﬁcation and escalation of potential risks to the appropriate managers,
–Ensuring employees have the relevant resources to understand their job duties,
–Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
–Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
–Reporting instances of non-compliance to the proper management level,
–Taking appropriate disciplinary action for compliance and ethics violations, and
–Reviewing the Code of Conduct no less than annually with your staff.

MANAGING RISK AS A MANAGER
As a manager, you must always consider risk in your decision making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner.

RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS
You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly.

Q & A
Q: What is my role in managing risk?

A: Each employee plays an important role in managing risk when you:
–Perform your job with integrity and in compliance with policies, procedures and the law
–Adhere to the controls established for your business
–Ask questions if instructions are not clear or if you are unsure of the right thing to do
–Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions)

Doing What’s Right means being accountable for your own and your team’s actions, and being willing to take a stand to correct or prevent any improper activity or a business mistake.

Q & A
Q: Where do I go for help if I’m uncomfortable talking to my management?

A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company’s public Internet site.

Q & A
Q: Can I report a concern anonymously?

A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.
If you have a question or concern, your manager is usually a good place to start. Other people you may go to for help or advice are:
–Your manager’s manager
–Your line of business Compliance ofﬁcer
–Someone in the Human Resources or the Legal department
You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Ofﬁce through the Ethics Help Line or Ethics Hot Line.
You can also visit the Doing What’s Right section of the Compliance and Ethics page on MySource for more information on reporting an issue or incident.

WHAT HAPPENS WHEN A CONCERN IS REPORTED?
When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your conﬁdentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.
These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you ﬁled a report or if you knowingly give a false report.

ZERO TOLERANCE FOR RETALIATION
Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.

COOPERATING WITH AN INVESTIGATION
You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal.
Remember, investigations are conﬁdential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public.

At the same time, this requirement for conﬁdentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or ofﬁcial(s) or ﬁnance-related self-regulatory organization (collectively, “Governmental Authorities”), and you may do so either during or after your employment without notice to the Company. Furthermore, no BNY Mellon policy or agreement is meant to prohibit you from doing so, or from participating in any beneﬁts involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.

DIRECT COMMUNICATION WITH GOVERNMENT AND REGULATORY AUTHORITIES
The conﬁdentiality of our information and the protection of that information is a theme that recurs several times in this Code and in many of our policies. However, nothing in this Code, in those policies, or in any agreement with BNY Mellon is meant to prohibit you from:
–initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of law;
–testifying, participating or otherwise assisting in an action or proceeding by a Governmental Authority relating to a possible violation of law; or
–participating in any beneﬁts for information provided to Government Authorities in the manner described in the ﬁrst or second points above. You are permitted to report in this manner both during and after your employment here irrespective of any conﬁdentiality agreements you may have signed or policies in place during your employment and without providing notice to the Company. The only restriction is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.

COMMUNICATION OF TRADE SECRETS
TO GOVERNMENT AND REGULATORY AUTHORITIES
While the Code prohibits you from revealing “trade secrets” outside of the Company, you may do so without facing criminal or civil liability if:
–the material is revealed in conﬁdence solely for the purpose of reporting or investigating a suspected violation of law to a Federal, State, or local government ofﬁcial, either directly or indirectly, or to an attorney; or
–the material is revealed in a complaint or other document ﬁled under seal in a lawsuit or other proceeding. Note that an individual who ﬁles a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and may use the trade secret information in the court proceeding. In such cases, trade secret information must be ﬁled under seal, and it may be disclosed only under a court order.

KEY PRINCIPLE: RESPECTING OTHERS
RESPECTING OTHERS

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

MUTUAL RESPECT AND PROFESSIONAL TREATMENT HARASSMENT-FREE ENVIRONMENT
SAFETY AND SECURITY MANAGERS’ RESPONSIBILITIES
KEY PRINCIPLE: RESPECTING OTHERS

KEY PRINCIPLE: RESPECTING OTHERS

MUTUAL RESPECT AND PROFESSIONAL TREATMENT
One of our values is Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace.
The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection, not respecting personal boundaries, and making business decisions based on emotions or personal relationships are inappropriate.
You should avoid situations where your personal relationship may create a potential conﬂict or perception of favoritism, especially if there is a reporting relationship.
Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.
(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Q & A
Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortiﬁed. What should I do?

A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be ex- pressed and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.

KEY PRINCIPLE: RESPECTING OTHERS
Similarly, gifts and entertainment between employees (including family members of another employee) can create conﬂicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.
(Reference: Gifts, Entertainment and Loans from One Employee to Another)
Managers must also be aware of situations where family members or close personal friends may also work at BNY Mellon. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or inﬂuence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact Human Resources for guidance.
(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

HARASSMENT-FREE ENVIRONMENT
BNY Mellon will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail.
Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions.
Some countries have speciﬁc laws concerning sexual harassment that include:
–Intentional or unintentional, unwelcome sexual advances with or without touching
–Coerced sexual acts
–Requests or demands for sexual favors
–Other verbal or physical conduct of a sexual nature
Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors. Harassment of any kind will not be tolerated in the workplace.

Q & A
Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue and I’m told I’m too sensitive. What am I supposed to do?

A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line.

Q & A
Q: I have reason to believe that a colleague is coming to the ofﬁce intoxicated. What should I do?

A: You should notify your manager immediately. If you’re uncomfortable discussing this with your manager, contact Human Resources.

SAFETY AND SECURITY
KEY PRINCIPLE: RESPECTING OTHERS
BNY Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:
–You must contribute to maintaining a workplace free from aggression. Threats, intimidating behavior or any acts of violence will not be tolerated.
–You may not use, possess, sell or transfer illegal drugs on company property. In addition, you won’t be permitted to work if you’re using illegal drugs or impaired by alcohol.
–You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.
–You should be alert to individuals who are on company premises without proper authorization.
–Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.
(Reference: Company Identiﬁcation Card Issuance; Display and Use of Company Identiﬁcation)

MANAGERS’ RESPONSIBILITIES
As part of a worldwide ﬁnancial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.
Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

KEY PRINCIPLE: AVOIDING CONFLICTS
AVOIDING CONFLICTS

We make our business decisions free from conﬂicting outside inﬂuences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conﬂict of interest and ensure we identify and mitigate or eliminate any such conﬂict.

GIFTS AND ENTERTAINMENT
OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS
OUTSIDE SERVICE AS A DIRECTOR, OFFICER OR GENERAL PARTNER OWNERSHIP OF AN OUTSIDE BUSINESS
FIDUCIARY APPOINTMENTS PERSONAL INVESTMENT DECISIONS
DEALING WITH FAMILY AND CLOSE PERSONAL FRIENDS CORPORATE OPPORTUNITIES

KEY PRINCIPLE: AVOIDING CONFLICTS
OVERVIEW
The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY Mellon’s reputation. You’re expected always to act in a way that reﬂects our commitment to integrity and responsible business behavior.
A conﬂict of interest is any situation where your interests and the company’s interests or the interests of our clients are, or could appear to be, in opposition.
When you’re in such a situation, it may be difﬁcult to objectively fulﬁll your job duties and your loyalty to the company or to our clients and may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and our clients and not for your own personal gain or beneﬁt. So you may not engage in any activity that creates, or even appears to create, a conﬂict of interest between you and BNY Mellon or its clients. You should not take any business action, including any loan or guarantee, for your personal beneﬁt, or to beneﬁt a relative, a spouse or other romantic partner, or a close friend at the expense of the company’s or a client’s best interests. If you believe you have a conﬂict of interest, or may be perceived to have such a conﬂict, you must disclose this to your Compliance Ofﬁcer or to the Ethics Ofﬁce.
If you believe you have a conﬂict of interest, or may be perceived to have such a conﬂict, you must disclose this to your Compliance Ofﬁcer or to the Ethics Ofﬁce. You’re expected to cooperate fully with all efforts to resolve any such conﬂict. The routine activities on the following pages can give rise to an actual or perceived conﬂict of interest.
(Reference: Business Conﬂicts of Interest)

Even if the conﬂict does not create an improper action, the appearance of a conﬂict of interest can be equally damaging to our reputation.

KEY PRINCIPLE: AVOIDING CONFLICTS

Q & A
Q: My line of business is considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we’re not getting anything of value, can we assume this is allowable?

A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

GIFTS AND ENTERTAINMENT
Our clients, suppliers and vendors are vital to BNY Mellon’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent and free from conﬂicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.
Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage BNY Mellon’s reputation.
If your judgment begins to be inﬂuenced inappropriately by
a close relationship with a client, supplier or vendor, then you have crossed the line and you should remove yourself from that relationship.
The basic principle is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment. Gifts and entertainment should be deﬁned in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company sponsored events, food, drink, and any similar items.
In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location.

The following are NOT allowed, regardless of the value:
–Accepting or giving anything as a “quid pro quo”, that is for doing something in return for the gift or entertainment,
–Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certiﬁcates or cards, securities and loans),
–Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY Mellon’s reputation,
–Accepting or giving anything that could be viewed as a bribe, payoff or improper inﬂuence,
–Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certiﬁcation,
–Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business,
–Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier,
–Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,
–Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,
–Participating in any action that would cause the other person to violate their own company’s standards for gifts and entertainment, and
–Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records

Q & A
Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY Mellon. Can I stay in the client’s home?

A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

KEY PRINCIPLE: AVOIDING CONFLICTS
Q & A
Q: I’m worried about the impression my ofﬁce is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly “entertaining” clients. Should I be worried?

A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It’s possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern.
If you’re uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics
Help Line or the Ethics Hot Line to report your concern doing business with the company.
The following require express pre-approval or reporting via CODE RAP before you proceed. Approval is required whether you’re the recipient of the gift or entertainment, or you’re providing such to a client, vendor or supplier:
–Accepting a gift or bequest under a will or trust document of a client of BNY Mellon, regardless of the amount,
–Attending special, high-proﬁle events, such as World Cup matches or Super Bowl games, regardless of the stated amount on the tickets,
–Giving or receiving any gift or entertainment that exceeds amounts permissible in company policy (entertainment includes meals, refreshments or other accommodations, but should only be considered business entertainment if given in connection with a legitimate business meeting), and
–Giving gifts or entertainment to any
U.S. government employee/entity (U.S. or non-U.S.)
–The laws surrounding gifts or entertainment to government ofﬁcials are complex, so you should ask your manager for assistance or contact the Anti- Corruption and Government Contracting Unit of Compliance with questions.
The following are usually acceptable, but you should raise questions if you’re in doubt:
–Gifts based upon obvious family or long-standing, personal relation- ships (such as those between you and your parents, children, spouse or a childhood friend), where the circumstances make it clear that those relationships are the motivating factor for the gift, rather than the business relationship,
–Gifts of a nominal value (under $200 U.S. or local equivalent), but only if the gift is given in connection with a commonly recognized event or occasion (e.g., holiday, job event such as a promotion or retirement, life event such as a wedding, or a business event such as a conference, sports or cultural event). Even in these situations, you must report the gift or entertainment to your direct manager,
–Promotional items of a nominal value, such as pens, calendars, paperweights,
–Items with little intrinsic value, such as plaques, certiﬁcates and trophies recognizing service and accomplishments for civic, charitable, educational or religious organizations,

–Discounts or rebates on merchandise or services that do not exceed those available to the general public or available to you as an employee of the company, and
–Loans from other ﬁnancial institutions, so long as they are on customary terms for legally permissible purposes.
If you receive a gift not in compliance with these requirements, you must immediately return the gift to the sender. If appropriate, you should send a letter explaining the company’s policy or your business line’s policies.
(Reference: Gifts, Entertainment and Other Expenses to Commercial Clients, Suppliers or Vendors Policy and Anti-Corruption Policy)

OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS
Certain types of outside employment or business dealings may cause a conﬂict of interest or the appearance of a conﬂict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, beneﬁts you at the expense of BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted.
Certain types of outside employment or business dealings may not be accepted while employed by BNY Mellon, including:
–Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company’s business,
–Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and
–Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).

Q & A
Q: A colleague of mine works part-time for a company that provides ofﬁce supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conﬂict?

A: It does not seem likely this would be a conﬂict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Ofﬁcer or the Ethics Ofﬁce for guidance.

KEY PRINCIPLE: AVOIDING CONFLICTS

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval:
–Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certiﬁed accountant and attorney),
–Employment involving providing tax advice or tax return preparation,
–Any type of employment in the ﬁnancial services industry,
–Employment that could compete with the company or divert business opportunities in any way,
–Any position that is similar in nature to your present job duties and involves a “knowledge transfer ” to the other organization,
–Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise inﬂuence your judgment when acting on behalf of the company,
–Employment of any kind that would negatively impact the company’s ﬁnancial or professional reputation, and
–Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY Mellon, as these activities generally take a signiﬁcant amount of time and have the potential to create conﬂicts of interest
(e.g., taking a position that is contrary to company policies or procedures or otherwise conﬂicts with the interests of our clients).
Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year.
Annual re-approval via CODE RAP is required since facts and circumstances may change.
(Reference: Outside Afﬁliations, Outside Employment, and Certain Outside Compensation)

OUTSIDE SERVICE AS A DIRECTOR, TRUSTEE, OFFICER,
INVESTMENT COMMITTEE MEMBER, PARTNER OR          BUSINESS OWNER OF A FOR-PROFIT BUSINESS OR
A NOT-FOR-PROFIT ORGANIZATION
You must obtain prior approval from the Ethics Ofﬁce through CODE RAP if you wish to serve as a Director, Trustee, Ofﬁcer, Partner or Business Owner of any for-proﬁt business OR for certain not-for-proﬁt (NFP) organizations if any of the following conditions exist:
–There is an existing or proposed client, business or ﬁnancial relationship between the NFP organization and BNY Mellon, including receiving charitable contributions, grants or foundation money from BNY Mellon.
–The NFP organization is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).
–You receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax beneﬁt, etc.).
–You have been asked by BNY Mellon to serve the NFP organization.
–The organization/entity is any type of government agency or your position/ role is considered to be a public ofﬁcial (whether elected or appointed).
Additionally, you must obtain prior approval from the Ethics Ofﬁce through CODE RAP to serve as a member of an Investment Committee that makes or oversees decisions or recommendations with respect to investing the assets of a for-proﬁt or a not-for-proﬁt organization.
You may not serve until you have full approval from BNY Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conﬂict of interest or you’re serving the outside entity on behalf of BNY Mellon. Annual re- approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.
Even if the service does not require approval, you must notify BNY Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve:
–Never attempt to inﬂuence or take part in votes or decisions that may lead to the use of BNY Mellon or its afﬁliates’ products, services or other types of beneﬁt to the company; the entity’s records must reﬂect that you recused yourself from such a vote or discussion.
–You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and ﬁnancial practices. If you cannot, then you must resign.
–You cannot divulge any conﬁdential or proprietary information
–If you learn of any Material Non Public Information (MNPI) you must contact the Control Room or your local Compliance Ofﬁcer to report each instance

(Reference: Accepting Compensation When Serving as a Board Member or Senior Ofﬁcer of an Outside Entity)

Q & A
Q: I’ve been asked to sit on the board of a local non-proﬁt group. They use our Wealth Management group to manage their charitable giving program. I don’t have any business dealings with the non- proﬁt group and don’t work in Wealth Management. Do I have to report this?

A: Yes. The non-proﬁt entity is a client of BNY Mellon. It does not matter which line of business has the client relationship, or whether or not you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

KEY PRINCIPLE: AVOIDING CONFLICTS

OWNERSHIP OF AN OUTSIDE BUSINESS
If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with BNY Mellon (including employees), any compensation/ payment received, time required and potential conﬂicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change.
(Reference: Outside Afﬁliations, Outside Employment, and Certain Outside Compensation)

FIDUCIARY APPOINTMENTS
Fiduciary appointments are those where you act as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gifts to minors act, investment adviser, or any capacity in which you possess investment discretion on behalf of another or any other similar capacity. In general, you’re strongly discouraged from serving as a ﬁduciary unless you’re doing so for a family member. All requests to serve as a ﬁduciary, with the exception of serving for a family member who is not a BNY Mellon client, require approval through CODE RAP.
If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a ﬁduciary capacity.
In all situations where you’re acting as a ﬁduciary, you must follow these guidelines:
–Do not represent that you’re performing the same professional services that are performed by a bank, or that you have access to such services,
–Do not accept a fee for acting as a co-ﬁduciary with a bank, unless you receive approval from the board of directors of that bank, and
–Do not permit your appointment to interfere with the time and attention you devote to your BNY Mellon job duties.

PERSONAL INVESTMENT DECISIONS
Your personal investments, and those of certain family members, could lead to conﬂicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY Mellon securities and a strict prohibition against insider trading.
Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job and you’ll be expected to follow those rules.
In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy.

DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS
You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This principle also applies to situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility, as well as to situations in which your family member or close personal friend is afﬁliated with a vendor of BNY Mellon, or a competitor to BNY Mellon.
You must disclose any such situation to your manager and your Compliance Ofﬁcer and cooperate with all efforts to resolve such conﬂicts.
(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

Q & A
Q:A colleague of mine works part-time for a company that provides ofﬁce supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conﬂict?

A: It does not seem likely this would be a conﬂict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Ofﬁcer or the Ethics Ofﬁce for guidance.

Q & A
Q: My son works for a consulting company that BNY Mellon routinely hires for software development. My job does not require that I interact with him and I have no inﬂuence or input over the decision to hire the consulting company. Is this okay?

A: It doesn’t appear that there are any conﬂicts of interest with your son working for the consulting company and your job at BNY Mellon. To be certain, discuss this matter with your manager or your Compliance Ofﬁcer, so that you can be sure there are no conﬂicts with this situation.

KEY PRINCIPLE: AVOIDING CONFLICTS

All transactions with your clients, suppliers or vendors must be handled strictly on an “arm’s- length basis”, meaning that the terms of all transactions must not even suggest the appearance of a personal advantage

CORPORATE OPPORTUNITIES
You owe a duty to BNY Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally beneﬁting from opportunities discovered through the use of company property or information that you directly or indirectly obtained through your position at BNY Mellon.
Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to BNY Mellon or could appear to belong to it.
You may not give legal, tax or other professional advice to clients, prospects, vendors or suppliers of the company. You may not give investment advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third party professional who provides these services, such as an attorney, accountant, insurance broker, stock broker, or real estate agent.
If you make such a recommendation, you must follow these requirements:
–Provide several candidates and ensure you show no favoritism toward any of them
–Disclose in writing that the recommendations are in no way sponsored or endorsed by the company
–Do not accept any fee (now or in the future), nor may you expect any direct or indirect beneﬁt (e.g., more business from a better relationship) from the recommendation

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

EY PRINCIPLE: CONDUCTING BUSINESS
CONDUCTING BUSINESS

We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat ﬁnancial corruption and ﬁnancial crime.

FAIR COMPETITION AND ANTI-TRUST
ANTI-CORRUPTION AND IMPROPER PAYMENTS COMBATING FINANCIAL CRIME AND MONEY LAUNDERING

KEY PRINCIPLE: CONDUCTING BUSINESS

FAIR COMPETITION AND ANTI-TRUST
BNY Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this beneﬁts our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity.
All BNY Mellon entities must comply with the various “fair competition” and “fair dealing” laws that exist in many countries and “anti-trust” laws in the
U.S. The general purpose of these laws is to protect the markets from anti- competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:
–Fixing prices or terms, or any information that impacts prices or terms,
–Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,
–Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Ofﬁce of Foreign Assets Control), and
–Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.
The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:
–Manipulation,
–Concealment,
–Abuse of privileged information,
–Misrepresentation of material facts, or
–Any other unfair-dealing practices.

Q & A
Q: A close friend works for a competitor of BNY Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?

A: Yes. You’re discussing conﬁdential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

KEY PRINCIPLE: CONDUCTING BUSINESS

The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the signiﬁcance and complexity of these laws:

–The laws can vary within the same country or organization. For example, several states within the
–U.S. have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,
–The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the U.S. and EU),
–Violations of these laws typically carry harsh penalties. Most permit signiﬁcant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned,
–Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and
–Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and have concern about these issues.
Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY Mellon. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws

ANTI-CORRUPTION AND IMPROPER PAYMENTS
Most countries in which we do business have laws that prohibit bribes to governments, their ofﬁcials and commercial (non-government) clients. The term “ofﬁcials” can be applied broadly to include ofﬁcials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY Mellon employees are subject to the
Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence.
Any attempt to pay or offer money or anything of value to inﬂuence the actions or decisions of such ofﬁcials may result in a violation of the above-referenced laws. Violation of these laws is a serious offense which can lead to signiﬁcant penalties for the company and for you individually. You’re required to comply fully with the Company’s Anti-Corruption Policy and adhere to all associated rules including the following:
–Do not offer or give anything of value (including gifts, meals, entertainment or other beneﬁts) to a U.S. or non-U.S. “ofﬁcial” to obtain or retain business or secure any improper advantage.
Note in particular that “things of value” may include jobs or internships or offers thereof. Company Policies require that any and all candidates for employment (whether permanent, limited duration or as an intern) proceed through the formal HR recruiting process. You must not engage in informal recruiting, hiring or hiring discussions outside of the formal HR recruiting process. In addition, “things of value” may also include consulting, contractor or temporary work assignments at BNY Mellon, whether or not a third party employment stafﬁng agency is involved. You must adhere to all internal controls applicable to such arrangements.
–Do not agree to hire or exert any inﬂuence in the hiring of any client or potential client or any relative or other person in whom the client or potential client may be interested,
–Do not accept or present anything if it obligates you, or appears to obligate you and ensure that all hospitality, entertainment and gifts are in accordance with applicable corporate policies and preceded by all required internal approvals,
–Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,
–Never make any payment that you do not record on company books and records, or make misleading accounting entries,
–Seek guidance when circumstances are unclear or you’re asked to make or approve a payment or take any other action that makes you uncomfortable, and
–Report any observations of others engaging in any behavior that you believe is improper.

KEY PRINCIPLE: CONDUCTING BUSINESS

Q & A
Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman Island company is located in a European country. Should I be concerned?

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a signiﬁcant red ﬂag. You’re obligated to ﬁle an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

COMBATING FINANCIAL CRIME AND MONEY LAUNDERING
Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or other- wise make the source of the funds appear legitimate. As a member of the ﬁnancial services community, you have a special obligation to support law enforcement throughout the world to combat various types of ﬁnancial crime, such as attempts to launder money for criminal activity and ﬁnance terrorist operations. You’re expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.
It is critical to the health of the company that every employee adheres to the company’s strict “know-your-customer” policies. In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identiﬁcation protocols for your business line, validating that the individual or entity, and the source of their funds, is legitimate.
Failing to detect suspicious transactions or doing business with any person or entity involved in criminal or terrorist activities puts the company and you at serious risk.
Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must ﬁle an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.
(References: Global Anti-Money Laundering/Know-Your- Customer Policy;Tax Evasion Prevention Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.)

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

EY PRINCIPLE: WORKING WITH GOVERNMENTS
WORKING WITH GOVERNMENTS

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

YOUR OBLIGATIONS BASIC PRINCIPLES

KEY PRINCIPLE:
WORKING WITH GOVERNMENTS

YOUR OBLIGATIONS
BNY Mellon conducts business with national and local governments and with government-owned entities. While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.
If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers).
If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the U.S., have laws concerning employment discussions and the hiring of former government ofﬁcials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you’re following requirements of the law.

Q & A
Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be ofﬁcials of the government?

A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.

Q & A
Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?

A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance.

KEY PRINCIPLE: WORKING WITH

BASIC PRINCIPLES
–Know the restrictions or limitations on presenting and receiving hospitality.
–Do not offer or accept gifts to or from representatives of governments that do not comply with company policies,
–Never accept or offer anything of value meant to induce or inﬂuence government employees or ofﬁcials as this gives the appearance of a bribe, and
–Don’t “tip” government ofﬁcials or offer “inducement” payments.
–Do not accept or present anything if it obligates you, or appears to obligate you.
–Observe a “higher standard of care.”
–Never destroy or steal government property,
–Don’t make false or ﬁctitious statements, or represent that agreements have been met if they haven’t,
–Don’t deviate from contract requirements without prior approval from the government, and
–Never issue invoices or charges that are inaccurate, incorrect or unauthorized.
–Cooperate with government investigations and audits.
–Don’t avoid, contravene or otherwise interfere with any government investigation or audit, and
–Don’t destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government.
It’s important to note that in addition to the basic principles above, if your client is a U.S. federal, state or local government, there are very speciﬁc legal requirements and company policies that you must follow.
These obligations apply to all businesses that deal with U.S. federal, state or local entities or ofﬁcials, regardless of the location or the line of business providing the service, even in locations outside the U.S.
(References: Doing Business with the Government; Government Contracts; Gifts, Entertainment and Payments to Governments)

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

PROTECTING COMPANY ASSETS

We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain conﬁdentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

FINANCIAL INTEGRITY
ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS USE OF COMPANY ASSETS
PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES
RECORDS MANAGEMENT
USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION INSIDE OR PROPRIETARY INFORMATION

KEY PRINCIPLE:
PROTECTING COMPANY ASSETS

FINANCIAL INTEGRITY
BNY Mellon is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and record-keeping rules, and to measure and report ﬁnancial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws.
You may not have any secret agreement or side arrangements with anyone
— a client, another employee or their family member, or a supplier, vendor or agent of the company.
The ﬁnancial condition of the company reﬂects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.
Falsifying any document can impact the ﬁnancial condition of the company. As a public company, BNY Mellon is required to ﬁle reports with government agencies and make certain public statements. Many people and entities use these statements, including:
–Accountants — to calculate taxes and other government fees,
–Investors — to make decisions about buying or selling our securities, and
–Regulatory agencies — to monitor and enforce our compliance with government regulations.
You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsiﬁcation, back- dating, or misrepresentation of any company books, records or reports will not be tolerated.

Q & A
Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable raising this issue with your manager, ﬁle an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS
If you’re responsible for the accuracy of the company’s ﬁnancial ﬁlings with regulators, you have a higher duty to ensure your behavior fol- lows the most stringent standards of personal and professional conduct. This includes the Chief Executive Ofﬁcer, President, Chief Financial Ofﬁcer, Company Controller, and such other individuals as determined by the General Counsel. Individuals in this group must adhere to the following additional standards:
–Disclose to the General Counsel and Chief Compliance and Ethics Ofﬁcer any material transaction or relationship that could reasonably be expected to be a conﬂict of interest,
–Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in ﬁlings and submissions to the US Securities and Exchange Commission and other regulatory bodies,
–Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,
–Never mislead or improperly inﬂuence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the company’s system of internal controls, ﬁnancial statements or accounting books and records, and
–Promptly report any possible violation of the company’s Code of Conduct to the General Counsel and Chief Compliance and Ethics Ofﬁcer.

USE OF COMPANY ASSETS
Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you’re expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You’re expected to use good judgment to ensure that assets are not misused or wasted.
The company’s name and brand is a vital asset. To ensure that we maintain the integrity and value of the brand, it is imperative to adhere to the brand guidelines when using the name, logo or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand Center site on MySource.
In addition to keeping within brand guidelines to ensure that the name and brand are used appropriately, the following is another important principle to protect these assets. You should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company’s name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company’s name or endorsement without ﬁrst receiving approval through CODE RAP.
(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)
Careless, wasteful, inefﬁcient or inappropriate use of any company assets is irresponsible and inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated.

PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES
The company is responsible for ensuring the privacy, conﬁdentiality and controlled access to all client and employee information. This includes personal information related to prospective clients and job candidates. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law.
Nearly every employee in the company has access to private information, so you’re expected to adhere to the following key principles concerning privacy:
–Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose. Accessing external accounts for clients using client passwords is not permitted under any circumstances, regardless of whether it is authorized and provided by the client.
–Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties.
–Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right.
–Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.
–Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process.
Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company ﬁnancially and damage our reputation.
(Reference: Information Privacy Policy, Corporate Information Protection Policy)

Q & A
Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account that happens to be a very prominent sports ﬁgure. I don’t think this is right, but what should I do?

A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

GLOBAL RECORDS MANAGEMENT PROGRAM
You must follow company and local policies for retention, management and destruction of records. If there’s an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you’ll be notiﬁed of the need to retain documents by the Legal department, if appropriate.
Records should be deﬁned in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as ﬁnal evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory or historical purposes.
The media and formats of records take many forms, including:
–Papers, e-mails, instant messages, other electronically maintained documents,
–Microﬁlms, photographs and reproductions,
–Voice, text and audio tapes,
–Magnetic tapes, ﬂoppy and hard disks, optical disks and drawings, and
–Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.
(Reference: Records Management Program)

USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION
As an employee, you have access to the company’s computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.
Electronic systems include, but are not limited to:
–Personal computers (including e-mail and instant messages) and computer networks,
–Telephones, cell phones, voice mail, pagers and fax machines, and
–Other communications devices, such as PDAs (e.g. Blackberry, iPad, etc.)
Never send sensitive or conﬁdential data over the Internet or over phone systems without following established company policies to protect such information.
You should have no expectation of privacy when you use these systems, except as otherwise provided by applicable law. You’re given access to the company’s systems to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with applicable law.
You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must ﬁle a CODE RAP report immediately and observe all necessary steps to restore the conﬁdentiality of your password. Also, the occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment and comply with company policies. Keep personal use to a minimum and use company systems wisely and in a manner that would not damage the company’s reputation.
You’re permitted to use the company’s systems if you follow these rules:
–Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging.
–Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis deﬁned by law).
–Do not distribute copyrighted or licensed materials improperly.
–Do not transmit chain letters, advertisements or solicitations (unless they’re speciﬁcally authorized by the company).
–Never view or download inappropriate materials.
Notwithstanding the above, employees in Luxembourg are prohibited from using the company’s corporate email for non-employment and non-business related purposes.
(References: Electronic Mail Policy; Corporate Information Protection Policy)

Q & A
Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried?

A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY Mellon at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, ﬁle an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

Q & A
Q: I discovered that an investor in one of our funds has requested to withdraw a signiﬁcant amount of money from the fund. I manage a client’s money and he has an investment in the same fund.
To protect my client’s interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a ﬁduciary duty to my client and I’m not beneﬁting personally by trading on behalf of my client?

A: No. You’re in possession of material non- public information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

INSIDE OR PROPRIETARY INFORMATION

As an employee, you may have knowledge about the company’s businesses or possess conﬁdential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is conﬁdential and privileged and hold it in the strictest conﬁdence. Conﬁdential information includes all non-public information that may be of use to competitors, or harmful to the company or its clients, if disclosed.
It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You’re expected to protect all such information and failure to do so will not be tolerated.
If you’re uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of “inside” or “proprietary” information.

Inside Information
Inside information is material non-public information relating to any company, including BNY Mellon, whose securities trade in a public market. Information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would inﬂuence the market price of those securities.

If you’re in possession of material non-public information about BNY Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company’s
Securities Firewalls Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have signiﬁcant restrictions placed on their trading in BNY Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

Proprietary Information
Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, any method of doing business, product development plans, pricing plans, analytical models or methods, computer software and related documentation and source code, databases, inventions, ideas, and works of authorship. Any information, inventions, models, methods, ideas, software, works or materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information.
Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor ﬁnancial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.
Company-produced policies, procedures or other similar work materials are proprietary and, while they may be shared with other employees, they cannot be shared with anyone outside of the company without prior consent of the policy owner and legal counsel.
These restrictions on the communication of proprietary information notwithstanding, employees are permitted to communicate certain proprietary information to regulatory authorities as detailed in the sections Direct Communication with Government and Regulatory Authorities and Communication of Trade Secrets to Government and Regulatory Authorities above.
(References: Securities Firewalls, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property)

Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company.

IT’S YOUR OBLIGATION TO DO WHAT’S RIGHT.

SUPPORTING OUR COMMUNITIES

We take an active part in our communities around the world, both as individuals and as a company. Our long- term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large.

POLITICAL ACTIVITIES
INVESTOR AND MEDIA RELATIONS
CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP
PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS

KEY PRINCIPLE:
SUPPORTING OUR COMMUNITIES

Q & A
Q: An outside attorney with whom I work from time to time on company business cannot attend an exclusive fundraiser for a high-level political candidate. He offered me his ticket. The event is to be held at a very wealthy person’s home in my community and this will be a great way to solicit business. The company is not paying for the ticket and the fundraiser will be on my own time. May I attend?

A: Only if you have the written approval of the Chief Executive Ofﬁcer, the General Counsel and the Chief Compliance and Ethics Ofﬁcer. Your attendance at this event is indirectly related to your job and may give the appearance that you’re acting as a representative of the company or that the company sponsors the political candidate. It does not matter that BNY Mellon did not purchase the event ticket or that you’re going on your own time. To the public, your attendance is connected to the company. So you may not go without obtaining proper authorization prior to the event.

POLITICAL ACTIVITIES
Personal Political Activity
BNY Mellon encourages you to keep informed of political issues and candidates and to take an active interest in political affairs. However, if you do participate in any political activity, you must follow these rules:
–Never act as a representative of the company unless you have written permission from the Chief Executive Ofﬁcer, the General Counsel, and the Chief Compliance and Ethics Ofﬁcer of the company.
–Your activities should be on your own time, with your own resources. You may not use company time, equipment, facilities, supplies, clerical support, advertising or any other company resources.
–You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.
–Your political activities may not affect your objectivity or ability to perform your job duties.
–You may not solicit the participation of employees, clients, suppliers, vendors or any other party with whom the company does business.
–You may be required to pre-clear personal political contributions made by you, and in some cases, your family members.
(Reference: Political Contributions Policy)

Lobbying
Lobbying is generally deﬁned as any activity that attempts to inﬂuence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “grass roots” activities where groups of people, such as company employees, are contacted to encourage them to call public ofﬁcials for the purpose of inﬂuencing legislation. Lobbying is prevalent in the U.S. and is gaining inﬂuence within the EU and other locations.
If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Marketing & Corporate Affairs or the Legal department for guidance:

–Government contract sales or marketing
–Efforts to inﬂuence legislation or administrative actions, such as accompanying trade associations in meetings with government ofﬁcials concerning legislation
–Meeting with legislators, regulators or their staffs regarding legislation
Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.
(Reference: Procurement Lobbying)

Corporate Political Activities
The laws of many countries, including the U.S., set strict limits on political contributions made by corporations. Contributions are deﬁned broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY Mellon will make contributions only as permissible by law, such as those through company-approved political action committees.

INVESTOR AND MEDIA RELATIONS
Investor Relations
All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are speciﬁcally authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts. All investors must have equal access to honest and accurate information.

Media Relations
Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.
If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify BNY Mellon as your employer, and you may not make comments about BNY Mellon.
(Reference: Inquiries from the Media, Financial Analysts, and Securities Holders; Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Q & A
Q: I have been asked to provide a statement about BNY Mellon’s experience with a vendor’s product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?

A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications. BNY Mellon carefully protects its reputation by being highly selective in providing such endorsements.
Do not proceed until you have the approval of your manager and Corporate Communications.

KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES

CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP
The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:
–Your activities may not interfere or in any way conﬂict with your job duties or with company business.
–You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.
–You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.
–You may not use your position for the purpose of soliciting business or contributions for any other entity.
–You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.
From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees’ time or company funds). Ask your manager if you’re unclear whether or not the event in question is considered to be company sponsored.
(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS
You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies.
In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP.
If you perform public speaking or writing services on behalf of BNY Mellon, any form of compensation, accommodations or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any conﬁdential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise.
(Reference: Outside Afﬁliations, Outside Employment, and Certain Outside Compensation)

ADDITIONAL HELP

This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources.

Q: A friend of mine is running for political ofﬁce and I would like to help her out with her campaign.
Can I do this?
A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign. In addition, be aware that certain political contributions must be reported and/or per-cleared.

Q: I was leaving the ofﬁce and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him.
Should I have answered his questions?
A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.

Q: I am running for the local school board and I want to use the ofﬁce copier to make copies of my campaign ﬂyer. Is that okay?
A: No. Company property and equipment may not be used for a political purpose without authorization from Marketing & Corporate Affairs. Running for any public ofﬁce is considered to be a political purpose. Accepting any political appointment or running for ofﬁce requires approval via CODE RAP.
Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn’t care about his own company’s policy, can I give him the tickets?
A: No. If you know that giving him the tickets will violate his own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.

Q: One of the vendors we’re considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company’s proposal so that we can make a more informed decision. We’ll be talking about business, and there won’t be much money spent on a round of golf and a modest dinner. Is this okay?
A: No. You’re evaluating vendors to provide a service. It’s always inappropriate to receive or give entertainment when the company is in the middle of a selection process.

Q: One of my vendors offered to send me to a conference at no cost to BNY Mellon. Can I accept the invitation?
A: No. Accepting a free trip from a vendor is never permissible. If you’re interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You’ll be required to ﬁle a CODE RAP form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance.

Q: We’re entitled to a large payment from a government client if we certify that we’ve met all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?
A: No. You cannot submit the invoice and certiﬁcation until you’re certain that all requirements of the agreement have been met. Submission of an incorrect certiﬁcation could subject the company, and you, to criminal penalties, so it is vitally important that any certiﬁcation submitted to the government be completely accurate.

Q: A colleague called while on vacation requesting that I check her e-mail to see if she received an item she was expecting. She gave me her logon identiﬁcation and password, requesting that I call her back with the information. Can I do this?
A: No. Passwords and other login credentials must be kept conﬁdential and cannot be used by, or shared with, fellow employees. In rare instances when there is a business need that requires you to share your password, you’re required to ﬁle a CODE RAP form immediately afterward.

Q: I would like to take a part-time job working for my brother’s recycling business. His business has no relationship with the company and the work I’ll be doing for him is not at all similar to what I do in my job here at the company. Can I do this and do I have to ﬁle any forms?
A: Yes you may, as long as the time you spend there does not interfere with your job at the company and you don’t use any company equipment or supplies. You don’t need to ﬁle a CODE RAP form, since you’re not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker dealer), you may need to notify Compliance. Check with your manager or Compliance ofﬁcer if you’re uncertain.

Q: I observed a colleague in our supply area ﬁlling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son’s school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly with my colleague and I don’t want to get her in trouble. What should I do?
A: Your colleague is stealing from the company and you must ﬁle an Incident Report. The supplies purchased by our company are to be used for business needs only.
Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.

REMEMBER

All BNY Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents.

If faced with a situation in which you’re unsure of the correct action to take, contact your manager, an Ethics Ofﬁcer, Compliance Ofﬁcer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don’t hesitate to use them and Do What’s Right!

©2019 The Bank of New York Mellon Corporation. All rights reserved.    11/2019